    As filed with the Securities and Exchange Commission on April 30, 2001
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               _________________

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               _________________

                            YOUNG BROADCASTING INC.
             (Exact name of registrant as specified in its charter)

          Delaware                            4833                        13-3339681
(State or other jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
incorporation or organization)       Classification Code Number)      Identification Number)

                             599 Lexington Avenue
                           New York, New York  10022
                                (212) 754-7070
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                               Vincent J. Young
                                   Chairman
                            Young Broadcasting Inc.
                             599 Lexington Avenue
                           New York, New York  10022
                                (212) 754-7070
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                            Robert L. Winikoff, Esq.
                           Kenneth A. Rosenblum, Esq.
                         Sonnenschein Nath & Rosenthal
                          1221 Avenue of the Americas
                            New York, New York 10020
                                 (212) 768-6700

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

                               _________________

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                          Proposed Maximum      Proposed Maximum         Amount of
        Title of Each Class of                       Amount to be        Offering Price Per    Aggregate Offering      Registration
      Securities to be Registered                     Registered              Unit (1)                Price                 Fee
------------------------------------------------------------------------------------------------------------------------------------
10% Senior Subordinated Notes due 2011.........      $500,000,000             100%               $500,000,000             $125,000
------------------------------------------------------------------------------------------------------------------------------------
Senior Subordinated Guarantees of 10% Senior         $500,000,000              (2)                         (2)                  (2)
 Subordinated Notes due 2011...................
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933.
(2) Pursuant to Rule 457(n), no separate registration fee is required as no additional consideration is being paid for the Guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                        TABLE OF ADDITIONAL REGISTRANTS

                                                          PRIMARY STANDARD                             ADDRESS, AND TELEPHONE
     EXACT NAME OF                       STATE OF            INDUSTRIAL         I.R.S. EMPLOYER        NUMBER, INCLUDING AREA
REGISTRANT AS SPECIFIED              INCORPORATION OR    CLASSIFICATION CODE    IDENTIFICATION          CODE, OF REGISTRANT'S
    IN ITS CHARTER                     ORGANIZATION            NUMBER               NUMBER           PRINCIPAL EXECUTIVE OFFICES
-----------------------              ----------------    -------------------    ---------------     -----------------------------
Young Broadcasting of Lansing,           Michigan               4833               38-2826434       599 Lexington Avenue
Inc.                                                                                                New York, New York 10022
                                                                                                    (212) 754-7070
Young Broadcasting of Albany, Inc.       Delaware               4833               14-1718758       599 Lexington Avenue
                                                                                                    New York, New York 10022
                                                                                                    (212) 754-7070
Winnebago Television Corporation         Illinois               4833               36-2239648       599 Lexington Avenue
                                                                                                    New York, New York 10022
                                                                                                    (212) 754-7070
Young Broadcasting of Nashville,         Delaware               4833               62-1391810       599 Lexington Avenue
Inc.                                                                                                New York, New York 10022
                                                                                                    (212) 754-7070
Young Broadcasting of Louisiana,         Delaware               4833               13-3464633       599 Lexington Avenue
Inc.                                                                                                New York, New York 10022
                                                                                                    (212) 754-7070
Young Broadcasting of Knoxville,         Delaware               4833               51-0356702       599 Lexington Avenue
Inc.                                                                                                New York, New York 10022
                                                                                                    (212) 754-7070
Young Broadcasting of Green Bay,         Delaware               4833               51-0356704       599 Lexington Avenue
Inc.                                                                                                New York, New York 10022
                                                                                                    (212) 754-7070
Young Broadcasting of Richmond,          Delaware               4833               51-0356703       599 Lexington Avenue
Inc.                                                                                                New York, New York 10022
                                                                                                    (212) 754-7070
WKRN, G.P.                               Delaware               4833               13-3577063       599 Lexington Avenue
                                                                                                    New York, New York 10022
                                                                                                    (212) 754-7070
KLFY, L.P.                               Delaware               4833               51-0325249       599 Lexington Avenue
                                                                                                    New York, New York 10022
                                                                                                    (212) 754-7070
WATE, G.P.                               Delaware               4833               51-0356837       599 Lexington Avenue
                                                                                                    New York, New York 10022
                                                                                                    (212) 754-7070
YBK, Inc.                                Delaware               4833               51-0356705       599 Lexington Avenue
                                                                                                    New York, New York 10022
                                                                                                    (212) 754-7070
Honey Bucket Films, Inc.                 Delaware               4833               13-4062522       599 Lexington Avenue
                                                                                                    New York, New York 10022
                                                                                                    (212) 754-7070
LAT, Inc.                                Delaware               4833               51-0325252       599 Lexington Avenue
                                                                                                    New York, New York 10022
                                                                                                    (212) 754-7070
YBT, Inc.                                Delaware               4833               51-0325250       599 Lexington Avenue
                                                                                                    New York, New York 10022
                                                                                                    (212) 754-7070
Young Broadcasting of Davenport,         Delaware               4833               13-3858546       599 Lexington Avenue
 Inc.                                                                                               New York, New York 10022
                                                                                                    (212) 754-7070
Young Broadcasting of Sioux              Delaware               4833               13-3884783       599 Lexington Avenue
Falls, Inc.                                                                                         New York, New York 10022
                                                                                                    (212) 754-7070
Young Broadcasting of Rapid City,        Delaware               4833               13-3884784       599 Lexington Avenue
Inc.                                                                                                New York, New York 10022
                                                                                                    (212) 754-7070
Young Broadcasting of Los                Delaware               4833               13-3914036       599 Lexington Avenue
Angeles, Inc.                                                                                       New York, New York 10022
                                                                                                    (212) 754-7070
Fidelity Television, Inc.               California              4833               95-6140187       599 Lexington Avenue
                                                                                                    New York, New York 10022
                                                                                                    (212) 754-7070
Young Broadcasting of San                Delaware               4833               52-2242171       599 Lexington Avenue
Francisco, Inc.                                                                                     New York, New York 10022
                                                                                                    (212) 754-7070
Adam Young Inc.                          Delaware               4833               13-1516500       599 Lexington Avenue
                                                                                                    New York, New York 10022
                                                                                                    (212) 754-7070

The information in this prospectus is not complete and may be changed. We may not sell these notes until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these notes and it is not soliciting an offer to buy these notes in any state where the offer or sale is not permitted.


                  Subject to Completion, dated April 30, 2001

Preliminary Prospectus


Young Broadcasting Inc.

Offer to Exchange
$500,000,000 of our
10% Senior Subordinated Notes due 2011

The notes being offered by this prospectus are being issued in exchange for notes sold by us in a private placement on March 1, 2001. The exchange notes will be governed by the same indenture governing the initial notes. The exchange notes will be substantially identical to the initial notes, except the transfer restrictions will not apply to the exchange notes.

The exchange offer expires at 5:00 p.m., New York City time, on _________, 2001, unless extended.

No public market exists for the initial notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or to seek approval for quotation through any automated quotation system.

See "Risk Factors" beginning on page 11 for a discussion of certain risks that you should consider in connection with the tender of your initial notes.

                                 _____________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 _____________

____________, 2001

                               Table of Contents

                                                                           Page
                                                                           ----
PROSPECTUS SUMMARY..........................................................  1
RISK FACTORS................................................................ 11
USE OF PROCEEDS............................................................. 18
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS........................... 19
DESCRIPTION OF CERTAIN INDEBTEDNESS......................................... 21
DESCRIPTION OF NOTES........................................................ 25
BOOK-ENTRY, DELIVERY AND FORM............................................... 48
EXCHANGE OFFER.............................................................. 51
UNITED STATES FEDERAL TAX CONSIDERATIONS.................................... 61
PLAN OF DISTRIBUTION........................................................ 65
LEGAL MATTERS............................................................... 66
EXPERTS..................................................................... 66
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................. 66
AVAILABLE INFORMATION....................................................... 66

                                ______________

   We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made under this prospectus after the date of this prospectus shall create an implication that the information contained in this prospectus or our affairs have not changed since the date of this prospectus.

                                ______________

                             Industry and Market Data

   In this prospectus, we rely on and refer to information and statistics regarding the television broadcasting industry and our market share in the sectors in which we compete. We obtained this information and statistics from various third-party sources, discussions with our customers and our own internal estimates. All market rank, rank in market, station audience rating and share, and television household data in this prospectus are from the Nielsen Station Index Viewers and Profile dated November 2000, as prepared by A.C. Nielsen Company. Nielsen data provided herein refers solely to the United States television markets. We believe that these sources and estimates are reliable, but we have not independently verified them and cannot guarantee their accuracy or completeness.

                                PROSPECTUS SUMMARY

   The following summary contains information about us and the exchange of the initial notes. It does not contain all the information that may be important to you in making a decision to exchange the initial notes. For a more complete understanding of us and the exchange of the initial notes, we encourage you to read the entire prospectus and the documents incorporated in this prospectus by reference.

                                   The Company

   We own and operate twelve television stations in geographically diverse markets and a national television sales representation firm, Adam Young Inc.
Six of the stations are affiliated with American Broadcasting Companies, Inc. ("ABC"), three are affiliated with CBS Inc., two are affiliated with National Broadcasting Company, Inc. ("NBC"), and one is an independent station. We also own a 51% interest in BayTV, a 24-hour local news and information channel in the San Francisco Bay Area. Our ownership in Bay TV is subject to the call rights of AT&T Broadband, LLC, our partner in the BayTV joint venture. Each of our stations is owned and operated by a direct or indirect subsidiary. We are presently the eighth largest ABC network affiliate group in terms of households reached. Our sole independent television station, KCAL, Los Angeles, California, is the only independent VHF television station operating in the Los Angeles market, which is ranked as the second-largest television market in terms of population and the largest in terms of estimated television revenue.

   We were founded in 1986 by Vincent Young and his father, Adam Young. Vincent Young, our chairman, has over 25 years of experience in the television broadcast industry, and Adam Young has over 50 years of experience in the industry.
Ronald Kwasnick, our president, has over 25 years of experience in the industry.

   We are a Delaware corporation that was formed in 1986. Our principal offices are located at 599 Lexington Avenue, New York, New York 10022, and our telephone number is (212) 754-7070.

                               Recent Developments

   KRON and BayTV Acquisition. On June 26, 2000, we acquired KRON-TV, currently an NBC affiliated station in San Francisco, and a 51% interest in BayTV from The Chronicle Publishing Company. At the time of this acquisition, we entered into two senior credit facilities in the aggregate amount of $800.0 million, a portion of which was used to finance the cash component of the acquisition and to pay the fees and expenses associated with the acquisition. We paid Chronicle Publishing $650.0 million in cash plus 3,888,788 shares of our Class A common stock. Chronicle Publishing subsequently distributed these shares to its shareholders. While KRON-TV is currently an NBC affiliate, NBC has informed us that they will not extend the affiliation past December 31, 2001, when the affiliation agreement expires.

   Share Repurchase Program. On June 27, 2000, we announced that our board of directors had authorized the repurchase of up to $30.0 million of our Class A common stock. We have repurchased 888,631 shares of our Class A common stock under this repurchase program for an aggregate purchase price of $30.0 million.

   Disposition of WKBT-TV. On February 29, 2000, we completed the sale of WKBT-TV, in La Crosse, Wisconsin to Television Wisconsin, Inc. of Madison, Wisconsin for approximately $24.0 million. We recorded a gain on the sale of approximately $15.7 million, and a provision for income taxes of $1.5 million, in connection with the sale in the first quarter of 2000. The proceeds from the sale were used to pay down debt under our then existing senior credit facility.

                                 Initial Offering

   The initial notes were originally issued by us on March 1, 2001 in a private offering. We are parties to a registration rights agreement with the initial purchaser of the initial notes pursuant to which we agreed, among other things, to file a registration statement with respect to the exchange notes on or before April 30, 2001, to use our best efforts to cause the registration statement to be declared effective by August 28, 2001, and to complete this exchange offer by September 27, 2001. We must pay liquidated damages to the holders of the initial notes if we do not meet those deadlines.

                            Summary of Exchange Offer

   We are offering to exchange $500.0 million aggregate principal amount of our exchange notes for $500.0 million aggregate principal amount of our initial notes. To exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn.

Expiration Date                                          The exchange offer will expire at 5:00 p.m., New York
                                                         City time on __________, 2001, unless we extend it.

Registration Rights Agreement..........................  You have the right to exchange the initial notes that you hold for exchange notes with substantially identical
                                                         terms.  This exchange offer is intended to satisfy these
                                                         rights.  Once the exchange offer is complete, you will
                                                         no longer be entitled to any exchange or registration
                                                         rights with respect to your notes.

Accrued Interest on the Exchange Notes and Initial
         Notes.........................................  The exchange notes will bear interest from their issuance date.  Holders of initial notes which are
                                                         accepted for exchange will receive, in cash, accrued
                                                         interest on the initial notes to, but not including, the
                                                         issuance date of the exchange notes.  Such interest will
                                                         be paid with the first interest payment on the exchange
                                                         notes.

Conditions to the Exchange Offer.......................  The exchange offer is subject to customary conditions, which we may waive.  You should read the discussion
                                                         under "Exchange Offer-- Conditions to the Exchange
                                                         Offer" for more information regarding conditions of the
                                                         exchange offer.

Procedures for Tendering Initial Notes.................  If you are a holder of initial notes and wish to accept the exchange offer, you must either:

                                                            .  complete, sign and date the accompanying Letter of
                                                               Transmittal, or a facsimile of the Letter of
                                                               Transmittal; or

                                                            .  arrange for The Depository Trust Company to transmit
                                                               required information to the exchange agent in connection
                                                               with a book-entry transfer.
                                                               You must mail or otherwise deliver such documentation
                                                               together with the initial notes to the exchange agent at
                                                               the address set forth in this prospectus under "The
                                                               Exchange Offer-- Exchange Agent."

Representation Upon Tender.............................  By tendering your initial notes in this manner, you will be representing, among other things, that:

                                                            .  the exchange notes you acquire in the exchange offer
                                                               are being acquired in the ordinary course of your
                                                               business;

                                                            .  you are not participating, do not intend to
                                                               participate, and have no arrangement or understanding
                                                               with any person to participate, in the distribution of
                                                               the exchange notes issued to you in the exchange offer;
                                                               and

                                                            .  you are not a party related to us.

Procedures for Beneficial Owners.......................  If you are the beneficial owner of initial notes registered in the name of a broker, dealer or other
                                                         nominee and you wish to tender your notes, you should
                                                         contact the person in whose name your notes are
                                                         registered and promptly instruct the person to tender on
                                                         your behalf.

Material Federal Tax Consequences......................  The exchange of initial notes for exchange notes will not result in any gain or loss to you for federal income
                                                         tax purposes.  Your holding period for the exchange
                                                         notes will include the holding period for the initial
                                                         notes and your adjusted tax basis of the exchange notes
                                                         will be the same as your adjusted tax basis of the
                                                         initial notes at the time of the exchange.  For
                                                         additional information, you should read the discussion
                                                         under "U.S. Federal Tax Considerations."

Failure to Exchange Will Affect You Adversely..........  Initial notes that are not tendered, or that are tendered but not accepted, will be subject to the
                                                         existing transfer restrictions on the initial notes
                                                         after the exchange offer.  We will have no further
                                                         obligation to register the initial notes under the
                                                         Securities Act of 1933.  If you do not participate in
                                                         the exchange offer, the liquidity of your notes could be
                                                         adversely affected.

Guaranteed Delivery Procedures.........................  If you wish to tender your initial notes and time will not permit your required documents to reach the exchange
                                                         agent by the expiration date, or the procedure for
                                                         book-entry transfer cannot be completed on time, you may
                                                         tender your notes according to the guaranteed delivery
                                                         procedures.  For additional information, you should read
                                                         the discussion under "Exchange Offer--Guaranteed
                                                         Delivery Procedure."

Acceptance of Initial Notes; Delivery
         of Exchange Notes.............................  Subject to customary conditions, we will accept initial notes which are properly tendered in the exchange offer
                                                         and not withdrawn, before 5:00 p.m., New York City time,
                                                         on the expiration date of the exchange offer.  The
                                                         exchange notes will be delivered as promptly as
                                                         practicable following the expiration date.

Use of Proceeds........................................  We will not receive any proceeds from the exchange offer.

Exchange Agent.........................................  First Union National Bank is the exchange agent for the exchange offer.

                    Summary of Terms of the Exchange Notes

   The exchange notes are substantially identical to the initial notes, with limited exceptions. The exchange notes will evidence the same debt as the initial notes. The exchange notes are subject to the same indenture as the initial notes. For additional information, you should read the discussion under "Description of Notes."

Notes Offered.......................................... $500,000,000 aggregate principal amount of 10% Senior
                                                        Subordinated Notes due 2011.

Maturity Date.......................................... March 1, 2011.

Interest Rate and Payment Dates........................ Interest on the exchange notes will accrue at the rate of 10% per annum, payable semiannually in cash in
                                                        arrears on March 1 and September 1 of each year.

Guarantees............................................. All of our subsidiaries will guarantee the exchange notes. If we create or acquire a new subsidiary it will
                                                        guarantee the notes unless we designate the subsidiary
                                                        as an "unrestricted subsidiary" under the indenture
                                                        governing the exchange notes. The guarantees by our
                                                        subsidiaries will be unsecured senior subordinated
                                                        obligations of each such subsidiary and will rank junior
                                                        to all existing and future senior debt of those
                                                        subsidiaries.

Optional Redemption.................................... We may redeem some or all of the notes at our option at any time, on or after March 1, 2006, at the redemption
                                                        prices set forth in the section "Description of
                                                        Notes--Redemption--Optional Redemption."

                                                        In addition, on or before March 1, 2004, we have the
                                                        option to redeem exchange notes representing up to
                                                        33 1/3% of the aggregate principal amount of the exchange
                                                        notes with the net proceeds of certain sales of our
                                                        equity, at the price listed in the section "Description
                                                        of Notes--Redemption--Optional Redemption."

Mandatory Offer to Repurchase.......................... If we sell certain assets or we experience specific kinds of changes of control, we must make an offer to
                                                        repurchase the notes at the prices listed in the section
                                                        "Description of Notes--Change of Control." We cannot
                                                        assure you that we will have sufficient funds available
                                                        to satisfy our obligations under the notes. See "Risk
                                                        Factors--We may not be able to finance a change of
                                                        control offer required by the indenture."

Ranking................................................ The notes are general unsecured obligations and will rank junior to all of our outstanding indebtedness under
                                                        our existing senior credit facilities and junior to any
                                                        future senior debt of us and our subsidiaries. The notes
                                                        will rank equally with our 8 3/4% senior subordinated
                                                        notes due 2007 and our 9% senior subordinated notes due
                                                        2008.


                                                        In addition, the notes will rank equally with all of our
                                                        future senior subordinated debt. The notes will rank
                                                        ahead of all our future debt that expressly provides
                                                        that it is subordinated to the notes.

                                                        As of December 31, 2000 after giving effect to the
                                                        offering of the notes and the application of the
                                                        proceeds therefrom, we had approximately $1,282.7
                                                        million of indebtedness outstanding, $457.7 million of
                                                        which would rank effectively senior to the notes in
                                                        right of payment and $325 million of which would rank
                                                        equally with these notes. In addition, as of December
                                                        31, 2000 we had the capacity to borrow up to an
                                                        additional $94.4 million of indebtedness ranking
                                                        effectively senior to the notes in right of payment.

Basic Covenants of Indenture........................... We will issue the exchange notes under an indenture with
                                                        First Union National Bank N.A., as trustee.  The
                                                        indenture will limit our ability and the ability of
                                                        certain of our subsidiaries to:

                                                            .  incur more debt;

                                                            .  issue capital stock;

                                                            .  enter into transactions with affiliates;

                                                            .  merge or consolidate.

                                                            .  pay dividends, redeem stock or make other
                                                               distributions;

                                                            .  make certain investments;

                                                            .  enter into sale and leaseback transactions; and

                                                        These covenants are subject to a number of important
                                                        qualifications and limitations. See "Description of
                                                        Notes--Covenants."

         Summary Historical and Pro Forma Consolidated Financial Data

      The summary historical consolidated financial data set forth below for the three years ended December 31, 2000 have been derived from our consolidated financial statements. The consolidated financial statements for the three years ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors. The data for the periods presented are not necessarily comparable because of acquisitions made throughout such periods. The unaudited pro forma consolidated financial information for the twelve-month period ended December 31, 2000 has been derived from the unaudited pro forma consolidated financial data included elsewhere in this prospectus.

                                                                           Year Ended December 31,
                                                       ----------------------------------------------------------------
                                                            1998              1999             2000     Pro forma 2000
                                                       ------------     ------------     ------------   ---------------
Statement of Operation Data:
Net revenue(1) .....................................   $    277,052     $    280,659     $    372,685     $    446,734
Operating expenses, including selling, general and
   administrative expenses .........................        116,712          114,974          149,773          182,177
Amortization of program license rights .............         33,014           47,690           57,655           63,187
Depreciation and amortization ......................         49,472           47,983           55,232           69,913
Corporate overhead .................................          7,860            8,227           12,010           12,010
Non-cash compensation paid in common stock(2) ......          1,146           19,102            1,321            1,321
Merger related costs ...............................          1,444               --               --               --
                                                       ------------     ------------     ------------     ------------
Operating income ...................................         67,404           42,683           96,694          118,126
Interest expense, net ..............................        (62,617)         (62,981)         (95,843)        (125,503)
Gain on sale of station ............................             --               --           15,651           15,651
Minority interest in BayTV .........................             --               --               --              (66)
Other expenses, net ................................           (788)          (1,244)          (1,013)            (933)
                                                       ------------     ------------     ------------     ------------
Income (loss) before provision for income taxes.....          3,999          (21,542)          15,489            7,275
Provision for income taxes .........................             --               --           (1,500)          (1,500)
                                                       ------------     ------------     ------------     ------------
Net income (loss) ..................................   $      3,999     $    (21,542)    $     13,989     $      5,775
                                                       ============     ============     ============     ============
Basic income (loss) per common share................   $       0.28     $      (1.59)    $       0.92     $       0.34
Basic shares used in earnings per share
   calculation......................................     14,147,522       13,588,108       15,157,243       17,037,886

Other Financial Data:
Ratio of earnings to fixed charges(3) ..............            1.1x              --              1.2x              --
Cash flow provided by operating activities .........   $     54,292     $     36,398     $     80,762               --
Cash flow used in investing activities .............   $    (34,154)    $     (7,887)    $   (645,115)              --
Cash flow (used in) provided by financing
   activities.......................................   $    (21,127)    $    (26,222)    $    566,977               --
Payments for program license liabilities ...........   $     33,337     $     46,678     $     53,623     $     59,292
Broadcast cash flow(4) .............................   $    127,003     $    119,007     $    169,289     $    205,265
Broadcast cash flow margin .........................           45.8%            42.4%            45.4%            45.9%
Adjusted broadcast cash flow(5) ....................             --               --               --     $    216,832
Operating cash flow(6) .............................   $    119,143     $    110,780     $    157,279     $    193,255
Adjusted operating cash flow(7) ....................             --               --               --     $    204,435
Capital expenditures ...............................   $      7,524     $      9,360     $     17,213     $     21,034

Balance Sheet Data (as of end of period):
Total assets .......................................   $    825,668     $    818,670     $  1,554,368     $  1,552,822
Long-term debt (including current portion) .........   $    658,224     $    650,510     $  1,276,285     $  1,282,715
Stockholders' equity ...............................   $     46,865     $     30,659     $    103,094     $     90,343

------------
(1) Net revenue is total revenue net of agency and national representation commissions.

(2) Represents non-cash charges for the employer matching contribution to the defined benefit plan in 1998, 1999 and 2000 of shares of Class A common stock. In 1999, approximately $18.3 million relates to the extension of the expiration date of stock options granted in 1994 and 1995.

(3) For purposes of this ratio, "fixed charges" are defined as interest, amortization of debt expense and a portion of rental expense representing the interest factor, and "earnings" are defined as income (loss) before income taxes, extraordinary items and fixed charges. Earnings were insufficient to cover fixed charges by $1.1 million and $21.5 million for the years ended December 31, 1997 and 1999, respectively.

(4) "Broadcast cash flow" is defined as operating income before income taxes and interest expense, plus depreciation and amortization (including amortization of program license rights), non-cash compensation, merger related costs and corporate overhead, less payments for program license liabilities. Other television broadcasting companies may measure broadcast cash flow in a different manner. We have included broadcast cash flow data because such data are commonly used as a measure of performance for broadcast companies and are also used by investors to measure a company's ability to service debt. Broadcast cash flow is not, and should not be used as, an indicator or alternative to operating income, net income or cash flow as reflected in our consolidated financial statements, is not intended to represent funds available for debt service, dividends, reimbursement or other discretionary uses, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.
(5) Represents pro forma broadcast cash flow after adjustments for net annualized expense reductions for labor, benefits, programming, national representation fees, advertising and promotion and other operating costs.

     The following table sets forth a reconciliation of pro forma broadcast cash flow to adjusted broadcast cash flow:

                                                                  For the Year
                                                                     Ended
                                                               December 31, 2000
                                                               -----------------
                                                                  (dollars in
                                                                   thousands)
     Broadcast cash flow (pro forma)...............................  $205,265
        Labor & Benefits...........................................     6,308
        Programming costs..........................................     1,560
        National representation fees...............................     1,960
        Advertising & Promotion....................................       976
        Other operating costs......................................       763
                                                                     --------
     Adjusted broadcast cash flow..................................  $216,832
                                                                     ========

(6) "Operating cash flow" is defined as operating income before income taxes and interest expense, plus depreciation and amortization (including amortization of program license rights), non-cash compensation and merger related costs, less payments for program license liabilities. Other television broadcasting companies may measure operating cash flow in a different manner. We have included operating cash flow data because such data are used by investors to measure a company's ability to service debt and are used in calculating the amount of additional indebtedness that we may incur in the future under our indentures. Operating cash flow does not purport to represent cash provided by operating activities as reflected in our consolidated financial statements, is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.
(7) Represents pro forma operating cash flow after adjustments for net annualized expense reductions for labor, benefits, programming, national representation fees, advertising and promotion and other operating costs.

     The following table sets forth a reconciliation of pro forma operating cash flow to adjusted operating cash flow:

                                                             For the Year
                                                                Ended
                                                          December 31, 2000
                                                          -----------------
                                                             (dollars in
                                                              thousands)
     Operating cash flow (pro forma).........................   $193,255
        Labor & Benefits.....................................      6,308
        Programming costs....................................      1,560
        National representation fees.........................      1,960
        Advertising & Promotion..............................        976
        Other operating costs................................        376
                                                                --------
     Adjusted operating cash flow............................   $204,435
                                                                ========

                                   RISK FACTORS

     An investment in the notes involves a high degree of risk. You should carefully consider the risk factors set forth below, as well as other information appearing elsewhere in this prospectus and the documents incorporated in this prospectus by reference, before tendering your initial notes in exchange for exchange notes.

               Risks Related To The Notes And The Exchange Offer

Your failure to participate in the exchange offer will have adverse consequences

     Holders of initial notes who do not exchange their initial notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the initial notes as a consequence of the issuance of the initial notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In general, initial notes may not be offered or sold, unless registered under the Securities Act of 1933, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not anticipate that we will register the initial notes under the Securities Act.

There will be no public market for the exchange notes and your ability to transfer them is limited

     The exchange notes are a new issue of securities with no existing trading market. We do not intend to have the notes listed on a national securities exchange, although we expect that they will be eligible for trading in the PORTAL market. In addition, while the initial purchaser of the initial notes has advised us that it currently intends to make a market in the exchange notes, they are not obligated to do so, and may discontinue market making activities at any time without notice. Accordingly, we cannot assure you as to the liquidity of the market for the exchange notes or the prices at which you may be able to sell the exchange notes. In addition, the exchange notes have not been registered under the Securities Act and will be subject to transfer restrictions in order to ensure compliance with federal and state securities laws.

We have substantial debt and have significant interest payment requirements

     We have a substantial amount of debt. The following table shows certain important credit statistics about us and is presented on a pro forma basis to give effect to the offering of the initial notes and repayment of some of our existing debt.


                                                        As of December 31, 2000
                                                               Pro Forma
                                                        -----------------------
                                                         (dollars in thousands)
Total debt............................................               $1,282,715
Shareholders' equity..................................                   90,343
Debt to equity ratio..................................                    14.2x

     Subject to restrictions in our senior credit facilities, the indenture governing the notes and the indentures governing our 8 3/4% senior subordinated notes due 2007 and our 9% senior subordinated notes due 2006, we may also incur significant amounts of additional debt for working capital, for capital expenditures, in connection with our strategy of pursuing strategic acquisitions and for other purposes.

     Our high level of combined debt could have important consequences for our company, including the following:

     .    We may have difficulty borrowing money for working capital, capital expenditures, acquisitions or other purposes;

     .    We will need to use a large portion of our revenues to pay interest on borrowings under our senior credit facilities and our senior subordinated notes, which will reduce the amount of money available to finance our operations, capital expenditures and other activities;

     . Some of our debt has a variable rate of interest, which exposes us to the risk of increased interest rates;

     . Borrowings under our senior credit facilities will be secured and will mature prior to the exchange notes;

     . We are more vulnerable to economic downturns and adverse developments in our business;

     . We are less flexible in responding to changing business and economic conditions, including increased competition and demand for new products and services; and

     .    We may not be able to implement our strategy.

We depend on the cash flow of our subsidiaries to satisfy our obligations, including our obligations under the exchange notes

     Our operations are conducted through our direct and indirect wholly-owned subsidiaries, which will guarantee the exchange notes, jointly and severally, fully and unconditionally, on a senior subordinated unsecured basis. As a holding company, we own no significant assets other than our equity in our subsidiaries, and we are dependent upon the cash flow of our subsidiaries to meet our obligations. Accordingly, our ability to make interest and principal payments when due to holders of the exchange notes and our ability to purchase the exchange notes upon a change of control is dependent upon the receipt of sufficient funds from our subsidiaries, which may be restricted by the terms of existing and future senior indebtedness of our subsidiaries, including the terms of existing and future guarantees of our indebtedness given by our subsidiaries. As a result, the exchange notes and the subsidiary guarantees effectively will be subordinated to all existing and future senior indebtedness and other liabilities and commitments of our subsidiaries.

Your right to receive payment on the exchange notes and under the guarantees is junior to all of our and the guarantors' senior debt

     The exchange notes will be general unsecured obligations, junior in right of payment to all of our and each guarantor's existing and future senior debt, including obligations under our senior credit facilities. The exchange notes will not be secured by any of our or the guarantors' assets, and as such will be effectively subordinated to any secured debt that we or the guarantors may have now or may incur in the future to the extent of the value of the assets securing that debt.

     In the event that we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any debt that ranks ahead of the exchange notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, before any payment may be made with respect to the exchange notes or under the affected guarantees. In any of the foregoing events, we cannot assure you that we would have sufficient assets to pay amounts due on the exchange notes. As a result, holders of the exchange notes may receive less, proportionally, than the holders of debt that is senior to the exchange notes and the guarantees. The subordination provisions of the indenture will also provide that we can make no payment to you during the continuance of payment defaults on our senior debt, and payments to you may be suspended for a period of up to 179 days if a nonpayment default exists under our senior debt. See "Description of Notes--Ranking and Subordination" for additional information.

     At December 31, 2000, after giving effect to the initial notes offering (and the application of the proceeds from the initial notes offering) as if such transactions occurred on December 31, 2000, the exchange notes and the guarantees would have ranked junior to $457.7 million of our and our subsidiaries' senior debt and an additional $94.4 million of unused availability would have been available to borrow under the senior credit facilities. In addition, the indenture and our senior credit facilities permit, subject to specified limitations, the incurrence of additional debt, some or all of which may be senior debt. See "Description of Notes--Covenants" and "Description of Certain Indebtedness" for additional information.

We may be able to incur significantly more debt in the future, which will increase the risks related to our indebtedness

     At December 31, 2000, we had approximately $94.4 million available (subject to certain borrowing conditions) for additional borrowings under our senior credit facilities. In addition, we may be able to incur substantial additional debt in the future. If we do so, the risks described above relating to having substantial debt could intensify. Provided we meet certain financial and other covenants, the terms of the indenture governing the exchange notes do not prohibit us from incurring such additional indebtedness. We expect to incur additional indebtedness in connection with our continuing strategy of pursuing strategic acquisitions and expanding through internal growth.

Covenant restrictions under our senior credit facilities and our indentures may limit our ability to operate our business

     Our senior credit facilities and the indentures governing our existing notes contain, and the indenture governing the exchange notes and certain of our other agreements regarding debt will contain, among other things, covenants that may restrict our and the guarantors' ability to finance future operations or capital needs or to engage in other business activities. Our senior credit facilities and our indentures restrict, among other things, our ability and the ability of the guarantors to:

          .    borrow money;

          .    pay dividends or make distributions;

          .    purchase or redeem stock;

          .    make investments and extend credit;

          .    engage in transactions with affiliates;

          .    engage in sale-leaseback transactions;

          .    consummate certain asset sales;

          . effect a consolidation or merger or sell, transfer, lease, or otherwise dispose of all or substantially all of our assets; and

          .    create liens on our assets.

     In addition, our senior credit facilities require us to maintain specified financial ratios and satisfy certain financial condition tests which may require that we take action to reduce our debt or to act in a manner contrary to our business objectives. Events beyond our control, including changes in general economic and business conditions, may affect our ability to meet those financial ratios and financial condition tests. We cannot assure you that we will meet those tests or that our senior lenders will waive any failure to meet those tests. A breach of any of these covenants would result in a default under our senior credit facilities and our indentures. If an event of default under our senior credit facilities occurs, our senior lenders could elect to declare all amounts outstanding under such senior credit facilities, together with accrued interest, to be immediately due and payable.

We may not be able to finance a change of control offer required by the indenture

     If we were to experience a change of control, the indenture governing the exchange notes requires us to purchase all of the exchange notes then outstanding at 101% of their principal amount, plus accrued interest to the date of repurchase. A change of control under the indenture governing the exchange notes would also constitute a change of control under the indentures governing each of our currently existing senior subordinated notes, pursuant to which we would be required to offer to repurchase those notes. If a change of control were to occur, we cannot assure you that we would have sufficient funds to purchase the exchange notes or any of our currently existing senior subordinated notes. In fact, we expect that we would require third-party financing, but we cannot assure you that we would be able to obtain that financing on favorable terms or at all.

     Our senior credit facilities restrict our ability to repurchase the exchange notes, even when we are required to do so by the indenture in connection with a change of control. A change of control could therefore result in a default under such senior credit facilities and could cause the acceleration of our debt. The inability to repay such debt, if accelerated, and to purchase all of the tendered notes, would constitute an event of default under the indenture.

The guarantees may not be enforceable because of fraudulent conveyance laws

     The incurrence of the guarantees by the guarantors may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of the guarantors' unpaid creditors. Under these laws, if in such a case or lawsuit a court were to find that, at the time such guarantor incurred a guarantee of the exchange notes, such guarantor:

          . incurred the guarantee of the exchange notes with the intent of hindering, delaying or defrauding current or future creditors; or

          . received less than reasonably equivalent value or fair consideration for incurring the guarantee of the exchange notes and such guarantor:

               .    was insolvent or was rendered insolvent;

               . was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

               . intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes), then such court could avoid the guarantee of such guarantor or subordinate the amounts owing under such guarantee to such guarantor's presently existing or future debt or take other actions detrimental to you.

     It may be asserted that the guarantors incurred their guarantees for our benefit and they incurred the obligations under the guarantees for less than reasonably equivalent value or fair consideration.

     The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee, either:

          . the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation; or

          . the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured.

     If a guarantee is avoided as a fraudulent conveyance or found to be unenforceable for any other reason, you will not have a claim against that obligor and will only be a creditor of us or any guarantor whose obligation was not set aside or found to be unenforceable.

                         Risks Related To Our Business

Our business may be adversely affected by national and local economic conditions that adversely affect advertising

     The television industry is cyclical in nature. Because we rely upon sales of advertising time at our stations for substantially all of our revenues, our operating results are particularly susceptible to being affected by prevailing economic conditions at both the national and regional levels. KRON and KCAL, together and individually, represent a significant portion of our revenues; our operating results, therefore, are particularly susceptible to economic conditions in the San Francisco and Los Angeles markets. Our revenues could be adversely affected by a future national recessionary environment and, due to the substantial portion of revenues derived from local advertisers, our operating results in individual markets could be adversely affected by local or regional economic downturns.

We may experience disruptions in our business if we acquire and integrate new television stations

     As part of our business strategy, we will continue to evaluate opportunities to acquire television stations. There can be no assurance that we will find attractive acquisition candidates or effectively manage the integration of acquired stations into our existing business. If the expected operating efficiencies from acquisitions do not materialize, if we fail to integrate new stations or recently acquired stations into our existing business, or if the costs of such integration exceed expectations, our operating results and financial condition could be adversely affected. If we make acquisitions in the future, we may need to incur more debt, issue more equity securities (which could dilute the position of current stockholders), and we may incur contingent liabilities and amortization expenses related to goodwill and other intangible assets. Any of these occurrences could adversely affect our operating results and financial condition.

We are dependent on our personnel, and the departure of one or more of our key personnel could impair our ability to effectively operate our business or pursue our business strategies

     Our success is substantially dependent upon the retention of, and the continued performance by, our senior management. The loss of the services of Vincent J. Young, Chairman, Ronald J. Kwasnick, President, James A. Morgan, Executive Vice President, or Deborah A. McDermott, Executive Vice President-- Operations, could have an adverse impact on us.

We are dependent on networks for our programming, and the loss of one or more of our network affiliations would disrupt our business and could have a material adverse effect on our financial condition and results of operations by reducing station revenue at the effected station(s )

     Six of our twelve stations are affiliated with the ABC television network, three are affiliated with the CBS television network, two are affiliated with the NBC television network and one station is independent. The television viewership levels for stations other than KCAL (Los Angeles, California), our only independent television station, and BayTV, the 24-hour local news and information channel in the San Francisco Bay area, are materially dependent upon programming provided by these major networks and are particularly dependent upon programming provided by the ABC network. Each of our stations other than KCAL and BayTV is a party to an affiliation agreement with one of the networks, giving the station the right to rebroadcast programs transmitted by the network. The networks currently pay each affiliated station a fee for each hour of network programming broadcast by the stations in exchange for the networks' right to sell the majority of the commercial announcement time during such programming.

     As an independent station, KCAL purchases all of its programming, resulting in proportionally higher programming costs for the station. We may be exposed in the future to volatile or increased programming costs that may adversely affect our operating results. Further, programs are usually purchased for broadcasting for two to three year periods, making it difficult to accurately predict how a program will perform. In some instances, programs must be replaced before their cost has been fully amortized, resulting in write-offs that increase station operating costs.

     While KRON is currently affiliated with the NBC television network, NBC has informed us that they will not extend the affiliation past December 31, 2001 when the affiliation agreement expires. As a result, we expect that KRON will become an independent station and, in such case, it is likely that KRON will experience increased programming costs and generate lower broadcast cash flow, which may adversely affect our operating results.

We are dependent on KRON and KCAL for over 50% of our broadcast cash flow

     KRON and KCAL together contributed approximately 59.5% and 56.0% of our broadcast cash flow for the years ended December 31, 2000 and 1999, respectively. We are dependent on these two stations to satisfy a substantial amount of our obligations. If either of these stations were to experience increased programming costs or otherwise failed to be as profitable as they have been in recent years, our operating results may be adversely affected.

Our business has been, and continues to be, subject to extensive governmental legislation and regulation, which may restrict our ability to pursue our business strategy and/or increase our operating expenses

     Our television operations are subject to significant regulation by the Federal Communications Commission under the Communications Act of 1934, as amended. A television station may not operate without the authorization of the FCC. Approval of the FCC is required for the issuance, renewal, and transfer of station operating licenses. In particular, our business will be dependent upon our ability to continue to hold television broadcasting licenses from the FCC.

     FCC licenses generally have a term of eight years. While in the vast majority of cases such licenses are renewed by the FCC, there can be no assurance that our licenses will be renewed at their expiration dates or, if renewed, that the renewal terms will be for the maximum permitted period. The non-renewal or revocation of one or more of our primary FCC licenses could have a material adverse effect on our operations. Congress and the FCC currently have under consideration, and may in the future adopt, new laws, regulations, and policies regarding a wide variety of matters that could, directly or indirectly, affect the operation and ownership of our broadcast properties. We are unable to predict the impact that any such laws or regulations may have on our operations.

We operate in a very competitive business environment

     We face competition from:

          .    cable television;

          .    new networks;

          . alternative methods of receiving and distributing television signals and satellite delivered programs, including direct broadcast satellite television systems;

          . multipoint multichannel distributions systems, master antenna television systems and satellite master antenna television systems; and

          . other sources of news, information and entertainment such as off-air television broadcast programming, streaming video broadcasts over the Internet, newspapers, movie theaters, live sporting events and home video products, including videotape cassette recorders and digital video disc players.

     In addition to competing with other media outlets for audience share, we also compete for advertising revenues that comprise the primary source of revenues for our operating subsidiaries. Our stations compete for such advertising revenues with other television stations in their respective markets, as well as with other advertising media such as newspapers, radio stations, the Internet, magazines, outdoor advertising, transit advertising, yellow page directories, direct mail and local cable systems.

     Our television stations are located in highly competitive markets. Accordingly, the results of our operations will be dependent upon the ability of each station to compete successfully in its market, and there can be no assurance that any one of our stations will be able to maintain or increase its current audience share or revenue share. To the extent that certain of our competitors have or may, in the future, obtain greater resources, our ability to compete successfully in our broadcasting markets may be impeded.

Management, as major stockholders, possesses unequal voting rights and control

     Our common stock is divided into three classes with different voting rights that allow for the maintenance of control by our management. Each share of Class A common stock is entitled to one vote, each share of Class B common stock is entitled to ten votes, except for certain significant transactions for which such shares are entitled to one vote per share, and shares of Class C common stock are not entitled to vote except in connection with any change to our certificate of incorporation that would adversely affect the rights of holders of such common stock. As of April 10, 2001, there were no shares of Class C common stock outstanding.

     As of April 10, 2001, Adam Young and Vincent Young together beneficially owned shares of Class A common stock and Class B common stock representing approximately 56% of the total voting power of our common stock. As a result, Adam Young and Vincent Young have control over the election of a majority of our directors and, thus, over our operations and business. In addition, such stockholders have the ability to prevent certain types of material transactions, including a change of control.

     The disproportionate voting rights of the Class A common stock relative to the Class B common stock may make us a less attractive target for a takeover than we otherwise might be, or render more difficult or discourage a merger proposal or tender offer.

                          Forward-Looking Statements

     Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they:

          .    discuss our future expectations;

          . contain projections of our future results of operations or of our financial condition; or

          .    state other "forward-looking" information.

     We believe it is important to communicate our expectations to our investors. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this prospectus, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

                                USE OF PROCEEDS

     The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer.

     We received net proceeds of approximately $508.4 million from the private offering of the initial notes. We used approximately $254.4 million of the net proceeds to redeem all of our 11 3/4% senior subordinated notes due 2004 and our 10 1/8% senior subordinated notes due 2005 and approximately $254.0 million to repay a portion of the existing debt under our senior credit facilities.

     Our $600.0 million senior credit facility matures in 2005, with quarterly reductions in the amount of the outstanding loans and commitments commencing in 2001. The weighted average interest rate for loans outstanding under our $600.0 million senior credit facility was 9.95% as of December 31, 2000. Borrowings under this credit facility were used for payment of a portion of the cash consideration payable in the KRON acquisition and for general corporate purposes.

   Our $200.0 million senior credit facility matures in 2005, with quarterly reductions in the amount of the outstanding loans and commitments commencing in 2001. The weighted average interest rate for loans outstanding under our $200.0 million senior credit facility was 9.7% as of December 31, 2000. Borrowings under this credit facility were used for payment of a portion of the cash consideration payable in the KRON acquisition and for general corporate purposes.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Combined Financial Statements of Young Broadcasting Inc. reflect the June 2000 acquisition of KRON and Bay-TV as if such transaction occurred on January 1, 2000. The unaudited pro forma combined financial statements do not give effect to the offering of the initial notes or to our disposition of WKBT-TV on February 29, 2000 for approximately $24 million.

     The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to be indicative of what our financial position or results of operations would actually have been had the transactions been completed on the dates indicated or to project our results of operations for any future date.

             Unaudited Pro Forma Combined Statement of Operations
                     For the Year Ended December 31, 2000

                                                                        For the Year Ended December 31, 2000
                                                            ------------------------------------------------------------------
                                                                             KRON and          KRON and
                                                                Young         Bay-TV            Bay-TV
                                                            Broadcasting    Acquisition      Adjustments        Pro Forma
                                                            ------------    -----------      -----------        ---------
                                                                       (dollars in thousands, except per share data)
Gross revenue........................................       $   436,071     $  88,282                -         $   524,353
Less commissions.....................................            63,386        14,233                -              77,619
                                                            -----------     ---------        ---------         -----------
Net revenue..........................................           372,685        74,049                -             446,734
Operating expenses...................................            84,787        21,905                -             106,692
Amortization of program rights.......................            57,655         5,532                -              63,187
Selling, general and administrative expenses.........            64,986        10,499                -              75,485
Depreciation and amortization........................            55,232         2,742        $  11,939/(1)/         69,913
Corporate overhead...................................            12,010             -                -              12,010
Non-cash compensation paid in common stock...........             1,321             -                -               1,321
                                                            -----------     ---------        ---------         -----------
Total operating expenses.............................           275,991        40,678           11,939             328,608
                                                            -----------     ---------        ---------         -----------
Operating income.....................................            96,694        33,371          (11,939)            118,126
                                                            -----------     ---------        ---------         -----------
 Interest expense, net...............................           (95,843)            -          (29,660)/(2)/      (125,503)
 Gain on sale of station.............................            15,651             -                -              15,651
 Minority interest of BayTV..........................                             (66)               -                 (66)
 Other expenses......................................            (1,013)           80                -                (933)
                                                            -----------     ---------        ---------         -----------
Income (loss) before provision for income taxes
 and extraordinary item..............................            15,489        33,385          (41,599)              7,275
Provision for income taxes...........................            (1,500)            -                -              (1,500)
                                                            -----------     ---------        ---------         -----------
Income (loss) before extraordinary item..............       $    13,989     $  33,385        $ (41,599)        $     5,775
                                                            ===========     =========        ==========        ===========
Basic income per common share before
 extraordinary item..................................       $      0.92                                        $      0.34
Basic shares used in EPS calculation.................        15,157,243                                         17,037,886
                                                            ===========                                        ============

(1) Reflects the amortization of intangible assets associated with the KRON and BayTV acquisition over a 40 year period and increased annual depreciation resulting from the newly acquired property and equipment depreciated over new estimated useful lives. In addition, reflects the amortization expense of the new debt financing costs related to our $600 million senior credit facility entered into in June 2000.
(2) Reflects the drawdown of approximately $688.0 million from our senior credit facilities entered into in June 2000 at the assumed rate of 8.5% and the increased rate of such facilities.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

   The following summary of our debt agreements is not complete and is qualified in its entirety by reference to the debt agreements described below, including the definitions of certain capitalized terms used in this section. Any terms not defined in this section are defined in the debt agreements. See "Available Information."

Credit Agreements

   $600,000,000 Credit Agreement

   On June 26, 2000, we entered into a credit agreement which provides for borrowings of up to an aggregate of $600 million in the form of an amortizing Term A loan facility in the amount of $125 million that matures on November 30, 2005, and an amortizing Term B loan facility in the amount of $475 million that matures on December 31, 2006. We can increase the Term B loan facility by up to an additional $150 million for general corporate purposes. The minimum amount of the increase must be $25.0 million, notice must be given to Bankers Trust Company, as Administrative Agent, no later than November 15, 2001, and the additional borrowings have to be made on or before December 31, 2001. The borrowings under the $600 million senior credit facility rank senior to, and will be repaid prior to, the exchange notes.

   Interest Rate Calculations. Interest under the $600 million senior credit facility is payable at the LIBOR rate, "CD Rate" or "Base Rate." In addition to the index rates, we pay a floating percentage tied to our ratio of total debt to operating cash flow; ranging, in the case of LIBOR rate loans, from 1.50% based upon a ratio under 5:1 to 2.75%, based upon a 7:1 or greater ratio for Term A advances; and 3.00% for Term B advances.

   Fees. The $600 million senior credit facility requires us to pay the following fees:

      . An arrangement fee to Bankers Trust Company, as Administrative Agent, for the account of the Co-Arrangers;

      . A participation fee to Bankers Trust Company, as Administrative Agent, for the account of the Lenders; and

      . A yearly administrative fee to Bankers Trust Company, as Administrative Agent.

   Covenants and Conditions. In addition to specific customary covenants, the $600 million senior credit facility includes covenants that restrict our ability to:

      .  dispose of assets;

      .  incur additional indebtedness;

      .  incur liens on property or assets;

      .  pay dividends;

      .  guarantee any obligations;

      .  enter into certain investments or transactions;

      .  repurchase or redeem capital stock;

      .  engage in mergers or consolidation;

      .  make acquisitions; and

      . engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities.


   Additionally, we are prohibited from making investments or advances to third parties exceeding $15.0 million unless the third party becomes a guarantor of our obligation. However, we are permitted to purchase up to $30.0 million of our shares of common stock, subject to the certain limitations.

   The $600 million senior credit facility requires us to maintain certain financial ratios. We are required to maintain a total debt/operating cash flow ratio ranging from 5.75x to 7.25x depending on senior debt leverages. We are also required to maintain a debt/operating cash flow ratio ranging from 2.00x to 4.00x depending on senior debt leverages. Additionally, we are required to maintain an operating cash flow/total interest expense ratio ranging from 1.50x to 2.00x depending on senior debt leverages. We are also required to maintain an operating cash flow minus capital expenditures to pro forma debt service ratio of no less than 1.10x at any time. Such ratios must be maintained as of the last day of the quarter for each of the periods.

   The $600 million senior credit facility requires us to apply on April 30 of each year 50% to 75% (depending upon the level of our debt to operating cash flow ratio at the end of such year) of our "Excess Cash Flow" for the preceding completed fiscal year, beginning with Fiscal Year 2001, to reduce outstanding debt under the Term A advances and Term B advances in proportion to the outstanding principal amount of such advances.

   Guarantees. Each of our subsidiaries has guaranteed our obligations under the $600 million senior credit facility. The $600 million senior credit facility is secured by the pledge of all the stock of our subsidiaries and a first priority lien on all of our assets and the assets of our subsidiaries.

   Events of Default. The $600 million senior credit facility contains customary events of default, which includes a default in the payment of principal or interest on debt. If any event of default occurs, our obligations could be accelerated with material adverse results to the holders of the notes.

   $200,000,000 Second Amended and Restated Credit Agreement

   On June 26, 2000, we entered into a second amended and restated credit agreement which provides for borrowings of up to an aggregate of $200 million in the form of a $50 million Term A loan and a revolving credit facility in the amount of $150 million, both of which mature on November 30, 2005. The borrowings under the $200 million senior credit facility rank senior to, and will be repaid prior to, the exchange notes.

   Interest Rate Calculations. Interest under the $200 million senior credit facility is payable at the LIBOR rate, "CD Rate" or "Base Rate." In addition to the index rates, we pay a floating percentage tied to our ratio of total debt to operating cash flow; ranging, in the case of LIBOR rate loans, from 1.50% based upon a ratio under 5:1 to 2.75%, based upon a 7:1 or greater ratio for Term A and revolving advances.

   Fees. The $200 million senior credit facility requires us to pay the following fees:

      . An arrangement fee to Bankers Trust Company, as Administrative Agent, for the account of the Co-Arrangers;

      . A participation fee to Bankers Trust Company, as Administrative Agent, for the account of the Lenders;

      . A yearly administrative fee to Bankers Trust Company, as Administrative Agent;

      . A commitment fee to Bankers Trust Company, as Administrative Agent, for the account of the Lenders ratably in proportion to their respective "Revolving Facility Commitments" on each day; and

      . A letter of credit fee to Bankers Trust Company, as Administrative Agent, at a rate per annum equal to "Letter of Credit Fee Rate" in effect from time to time on the aggregate amount available for drawing under any letters of credit, for the account of the Lenders with such commitments.

       Covenants and Conditions. The $200 million senior credit agreement includes the same covenants and conditions as the $600 million senior credit facility described above.

       Guarantees. Each of our subsidiaries has guaranteed our obligations under the $200 million senior credit facility. The $200 million senior credit facility is secured by the pledge of all the stock of our subsidiaries and a first priority lien on all of our assets and the assets of our subsidiaries.

       Events of Default. The $200 million senior credit facility contains customary events of default, which includes a default in the payment of principal or interest on debt. If any event of default occurs, our obligations could be accelerated with material adverse results to the holders of the notes.

10%    Senior Subordinated Notes Due 2011

       See "Description of Notes."

8 3/4% Senior Subordinated Notes Due 2007

       We have outstanding $200.0 million in aggregate principal amount of 8 3/4% senior subordinated notes due 2007. Interest on such notes is payable semiannually on June 15 and December 15 of each year .

       The 8 3/4% senior subordinated notes constitute general unsecured obligations. They:

          . rank junior to all of our liabilities under our existing senior credit facilities;

          .  rank junior to any future senior debt of us or our subsidiaries;

          .  rank equally with our:

             .  9% senior subordinated notes due 2006; and

             .  the exchange notes;

          . will rank equally with all of our future subordinated, unsecured debt that does not expressly provide that it is subordinated to the 8 3/4% senior subordinated notes; and

          . will rank ahead of all our future debt that expressly provides that it is subordinated to the 8 3/4% senior subordinated notes.

       On or after June 15, 2002, we may redeem some or all of the 8 3/4% senior subordinated notes at specified redemption prices, plus accrued and unpaid interest.

       If we experience specific kinds of changes of control, we must offer to repurchase the 8 3/4% senior subordinated notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. In addition, we must offer to repurchase the 8 3/4% senior subordinated notes at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest, in the event of certain asset sales.

       The indenture governing the 8 3/4% senior subordinated notes contains covenants that are substantially identical to the covenants of the exchange notes. The 8 3/4% senior subordinated notes are guaranteed, jointly and severally, on a senior subordinated basis by our subsidiaries.

9% Senior Subordinated Notes Due 2006

       We have outstanding $125.0 million in aggregate principal amount of 9% senior subordinated notes due 2006. Interest on such notes is payable semiannually on January 15 and July 15 of each year.

   The 9% senior subordinated notes constitute general unsecured obligations.
They:

      . rank junior to all of our liabilities under our existing senior credit facilities;

      .  rank junior to any future senior debt of us or our subsidiaries;

         .  rank equally with our:

         .  8 3/4% senior subordinated notes due 2007, and

      .  the exchange notes;

      . will rank equally with all of our future subordinated, unsecured debt that does not expressly provide that it is subordinated to the 9% senior subordinated notes; and

      . will rank ahead of all our future debt that expressly provides that it is subordinated to the 9% senior subordinated notes.

   On or after January 15, 2001, we may redeem some or all of the 9% senior subordinated notes at specified redemption prices, plus accrued and unpaid interest.

   If we experience specific kinds of changes of control, we must offer to repurchase the 9% senior subordinated notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. In addition, we must offer to repurchase the 9% senior subordinated notes at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest, in the event of certain asset sales.

   The indenture governing the 9% senior subordinated notes contains covenants that are substantially identical to the covenants of the exchange notes. The 9% senior subordinated notes are guaranteed, jointly and severally, on a senior subordinated basis by our subsidiaries.

                               DESCRIPTION OF NOTES

General

   The initial notes were issued and the exchange notes (the "Notes") will be issued under an indenture (the "Indenture") dated as of March 1, 2001, by and among the Company, the Subsidiary Guarantors and First Union National Bank, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"), as in effect on the date of the Indenture. The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

   The following is a summary of the material provisions of the Notes and the Indenture. This summary does not purport to be complete and is subject to the detailed provisions of, and is qualified in its entirety by reference to, the Notes and the Indenture. A copy of the proposed form of Indenture may be obtained from the Company or the Initial Purchasers. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used in this section for which no definition is provided.

Maturity and Interest

   The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $500,000,000 and will mature on March 1, 2011. Interest on the Notes will accrue at the rate of 10% per annum and will be payable semi-annually in arrears on March 1 and September 1 in each year, commencing on September 1, 2001, to holders of record on the immediately preceding February 15 and August 15, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes (the "Issue Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

   Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose within the City of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses as set forth in the register of holders of Notes. Until otherwise designated by the Company, the Company's office or agency in the City of New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in fully registered form, without coupons, and in denominations of $1,000 and integral multiples thereof.

Ranking and Subordination

   The payment of principal of, premium, if any, and interest on the Notes will be subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Debt of the Company, whether outstanding on the Issue Date or incurred thereafter. As of December 31, 2000, after giving pro forma effect to this offering and the application of the net proceeds therefrom, the Company would have had approximately $453.1 million of Senior Debt, with the ability, subject to certain limitations, to incur approximately $94.4 million of additional Senior Debt pursuant to the Credit Agreement. The Indenture will, subject to certain financial tests, permit the Company and its Restricted Subsidiaries to incur additional Indebtedness, including Senior Debt. See "--Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock."

   Upon any payment or distribution of cash, securities or other property of the Company to creditors upon any liquidation, dissolution or winding up of the Company, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or securities, the holders of any Senior Debt of the Company will be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the agreements governing such Senior Debt) before the holders of the Notes will be entitled to receive any payment or distribution with respect to the Notes.

   The Company also may not make any payment upon or in respect of the Notes if
(i) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Debt occurs and is continuing, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, or (ii) the Trustee has received written notice (a "Payment Blockage Notice") from the representative of any holders of Designated Senior Debt that a nonpayment default has occurred and is continuing with respect to such Designated Senior Debt that permits such holders to accelerate the maturity of such Designated Senior Debt. Payments on the Notes shall resume (and all past due amounts on the Notes, with interest thereon as specified in the Indenture, shall be paid) (i) in the case of a payment default in respect of any Designated Senior Debt, on the date on which such default is cured or waived, and (ii) in the case of a nonpayment default in respect of any Designated Senior Debt, on the earlier of (a) the date on which such nonpayment default is cured or waived, or (b) 179 days after the date on which the Payment Blockage Notice with respect to such default was received by the Trustee, in each case, unless the maturity of any Designated Senior Debt has been accelerated and the Company has defaulted with respect to the payment of such Designated Senior Debt. During any consecutive 365-day period, the aggregate number of days in which payments due on the Notes may not be made as a result of nonpayment defaults on Designated Senior Debt (a "Payment Blockage Period") shall not exceed 179 days, and there shall be a period of at least 186 consecutive days in each consecutive 365-day period when such payments are not prohibited. No event or circumstance that creates a default under any Designated Senior Debt that (i) gives rise to the commencement of a Payment Blockage Period or (ii) exists at the commencement of or during any Payment Blockage Period shall be made the basis for the commencement of any subsequent Payment Blockage Period unless such default has been cured or waived for a period of not less than 90 consecutive days following the commencement of the initial Payment Blockage Period.

   As a result of the subordination provisions described above, in the event of liquidation or insolvency, holders of Notes may recover less ratably than creditors holding Senior Debt of the Company. In such circumstances, funds which would otherwise be payable to the holders of the Notes will be paid to the holders of the Senior Debt to the extent necessary to pay the Senior Debt in full in cash or Cash Equivalents, and the Company may be unable to meet its obligations fully with respect to the Notes.

   The subordination provisions described above will cease to be applicable to the Notes upon any defeasance or covenant defeasance of the Notes. See "-- Defeasance."

Subsidiary Guarantees

   The Company's payment obligations under the Notes will be jointly and severally guaranteed by the Subsidiary Guarantors. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be unconditional and absolute, irrespective of any invalidity, illegality, unenforceability of any Note or the Indenture or any extension, compromise, waiver or release in respect of any obligation of the Company or any other Subsidiary Guarantor under any Note or the Indenture, or any modification or amendment of or supplement to the Indenture.

   The obligations of any Subsidiary Guarantor under its Subsidiary Guarantee will be subordinated, to the same extent as the obligations of the Company in respect of the Notes, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of such Subsidiary Guarantor, which will include any guarantee issued by such Subsidiary Guarantor of any Senior Debt, including Indebtedness represented by guarantees under the Credit Agreement. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the extent necessary to provide that such Subsidiary Guarantee does not constitute a fraudulent conveyance under applicable law. Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor so long as the exercise of such right does not impair the rights of holders of Notes under any Subsidiary Guarantee. See "Risk Factors--The guarantees may not be enforceable because of fraudulent conveyance laws." A Subsidiary Guarantor shall be released and discharged from its obligations under its Subsidiary Guarantee under certain limited circumstances. See "--Covenants--Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries" and "--Merger, Consolidation and Sale of Assets."

Redemption

   Mandatory Redemption. The Notes are not subject to any mandatory sinking fund redemption prior to maturity.

   Optional Redemption. Except as set forth below, the Notes are not redeemable at the Company's option prior to March 1, 2006. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date of redemption, if redeemed during the twelve-month period beginning on March 1 of the years indicated below.

          Year                                                   Percentage
          ----                                                   ----------
          2006..........................................          105.000%
          2007..........................................          103.333%
          2008..........................................          101.667%
          2009 and thereafter...........................          100.000%

   Notwithstanding the foregoing, at any time prior to March 1, 2004, the Company, at its option, may redeem the Notes, in part, with the net proceeds of one or more Public Equity Offerings, at a redemption price equal to 110% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption; provided, however, that after any such redemption the aggregate principal amount of the Notes outstanding must equal at least 66 2/3% of the aggregate principal amount of the Notes originally issued in this Offering.

   Selection and Notice. If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange, on a pro rata basis, by lot or by any other method as the Trustee shall deem fair and appropriate; provided that Notes redeemed in part shall only be redeemed in integral multiples of $1,000. Notices of any optional or mandatory redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at such holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed, and the Trustee shall authenticate and mail to the holder of the original Note a new Note in principal amount equal to the unredeemed portion of the original Note promptly after the original Note has been canceled. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

Change of Control

   In the event of a Change of Control (as defined in this prospectus), each holder of Notes will have the right, subject to the terms and conditions of the Indenture, to require the Company to offer to repurchase all or any portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase, in accordance with the terms set forth below (a "Change of Control Offer").

   The Credit Agreement prohibits the Company from repurchasing any Notes pursuant to a Change of Control Offer prior to repayment in full of the Senior Bank Debt under the Credit Agreement. As of December 31, 2000, after giving pro forma effect to this Offering and the application of the net proceeds therefrom, the Company would have had approximately $457.7 million of Senior Debt, with the ability, subject to certain limitations, to incur approximately $94.4 million of additional Senior Debt pursuant to the Credit Agreement. Accordingly, if a Change of Control were to occur, there can be no assurance that the Company will have sufficient assets to satisfy its obligations under the Credit Agreement or, thereafter, to purchase any of the Notes. Any additional credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. Moreover, the Credit Agreement contains a "change of control" provision that is similar to the provision in the Indenture relating to a Change of Control, and the occurrence of such a "change of control" would constitute a default under the Credit Agreement.

   In the event that a Change of Control occurs at a time when the Company is prohibited from repurchasing the Notes by the Credit Agreement or any other agreement governing Senior Debt of the Company, the Company shall seek either to repay such Senior Debt or to obtain the requisite consents of the holders of such Senior Debt to commence a Change of Control Offer to repurchase the Notes in accordance with the terms of the Indenture. If the Company is unable to obtain such consents and/or repay all such Senior Debt, the Company would remain prohibited from repurchasing any Notes and, as a result, the Company could not commence a Change of Control Offer to repurchase the Notes within 30 days of the occurrence of the Change of Control, which would constitute an Event of Default under the Indenture. The Company's failure to commence such a Change of Control Offer would also constitute an event of default under the Credit Agreement which would permit the lenders thereunder to accelerate all of the Company's Senior Bank Debt under the Credit Agreement. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient assets to first satisfy its obligations under the Credit Agreement or other agreements relating to Senior Debt, if accelerated, and then to repurchase all of the Notes that might be delivered by holders seeking to accept a Change of Control Offer. See "Risk Factors--We may not be able to finance a change of control offer required by the indenture."

   Within 30 days following the occurrence of any Change of Control, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that a Change of Control has occurred and that such holder has the right to require the Company to repurchase all or a portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Change of Control Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed; (ii) the amount of accrued and unpaid interest as of the Change of Control Purchase Date; (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; (v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept a Change of Control Offer or to withdraw such acceptance; and (vi) such other information as may be required by the Indenture and applicable laws and regulations.

   On the Change of Control Purchase Date, the Company will (i) accept for payment all Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Change of Control Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. If less than all Notes tendered pursuant to the Change of Control Offer are accepted for payment by the Company for any reason consistent with the Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Change of Control Offer to holders of the Notes on or as soon as practicable after the Change of Control Purchase Date.

   The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer.

Covenants

   Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Debt) or issue any Disqualified Stock if, at the time of and immediately after giving pro forma effect to such incurrence of Indebtedness or issuance of Disqualified Stock, the Debt to Operating Cash Flow Ratio of the Company and its Restricted Subsidiaries is more than 7.0:1; provided that any Indebtedness that is not Senior Debt that is permitted to be incurred hereunder by the Company or any Restricted Subsidiary shall, at the time of incurrence, have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes.

   The foregoing limitations will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"):

      (i)    Senior Bank Debt arising under the Credit Agreement;

      (ii) Indebtedness of any Restricted Subsidiary consisting of a guarantee of the Company's Senior Bank Debt under the Credit Agreement ;

      (iii) Indebtedness of the Company represented by the Notes and Indebtedness of any Subsidiary Guarantor represented by a Subsidiary Guarantee;

      (iv)   Indebtedness of the Company represented by the Exchange Notes;

      (v) Indebtedness owed by any Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, or owed by the Company to any Wholly Owned Restricted Subsidiary; provided that any such Indebtedness shall be at all times held by a Person which is either the Company or a Wholly Owned Restricted Subsidiary of the Company; and provided further that upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Wholly Owned Restricted Subsidiary or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Wholly Owned Restricted Subsidiary to a Person other than the Company or another Wholly Owned Restricted Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause (v);

      (vi) guarantees of any Restricted Subsidiary that are made in accordance with the provisions of the covenant described under "--Covenants--Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries";

      (vii) Indebtedness arising with respect to Interest Rate Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

      (viii) Purchase Money Indebtedness and Capital Lease Obligations which do not exceed, as determined in accordance with GAAP, $10,000,000 in the aggregate at any one time outstanding;

      (ix) any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement of any Indebtedness described in clauses (i), (ii), (iii) and
   (iv) above ("Refinancing Indebtedness"); provided that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so renewed, extended, substituted, refunded, defeased, refinanced or replaced (plus the premiums paid in connection therewith (which shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced) and the expenses incurred in connection therewith);
   (b) with respect to Refinancing Indebtedness of any Indebtedness other than Senior Debt, the Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and (c) with respect to Refinancing Indebtedness of Indebtedness other than Senior Debt incurred by (1) the Company, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Notes as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced, and (2) a Subsidiary Guarantor, such Refinancing Indebtedness shall rank no more senior, and shall be at least as subordinated, in right of payment to the Subsidiary Guarantee as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and

      (x) Indebtedness of the Company in addition to that described in clauses (i) through (ix) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness incurred pursuant to this clause
   (x) does not exceed $15,000,000 at any one time outstanding.

   Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), (i) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries) shall have occurred and be continuing or would occur as a consequence thereof,
(ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under "--Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" and (iii) the aggregate amount of all Restricted Payments made after September 30, 1994 shall not exceed the sum of (a) an amount equal to the Company's Cumulative Operating Cash Flow less
1.4 times the Company's Cumulative Consolidated Interest Expense, plus (b) the aggregate amount of all net cash proceeds received after September 30, 1994 by the Company (but excluding the net cash proceeds received by the Company from its initial public offering of Class A Common Stock on November 14, 1994) from the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary pursuant to clause (ii) of the next paragraph.

   The foregoing provisions will not prohibit, so long as there is no Default or Event of Default continuing, the following actions (collectively, "Permitted Payments"):

      (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the Indenture, and such payment shall be deemed to have been paid on such date of declaration for purposes of clause (iii) of the preceding paragraph;

      (ii) the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Capital Stock of the Company (other than any Disqualified Stock); and

      (iii) the payment to Nationwide Communications Inc. of the deferred portion of the purchase price for the three television stations that are subject of the Acquisition Agreement.

   Limitation on Asset Sales. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or other property sold or disposed of in the Asset Sale, and (ii) at least 75% of such consideration is in the form of cash or Cash Equivalents; provided that for purposes of this covenant "cash" shall include the amount of any liabilities (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) of the Company or such Restricted Subsidiary (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of its Restricted Subsidiaries with respect to such liabilities.

   Within 360 days after any Asset Sale, the Company may elect to apply the Net Proceeds from such Asset Sale to (a) permanently reduce any Senior Debt of the Company, and/or (b) make an investment in, or acquire assets directly related to, the television broadcasting business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Bank Debt of the Company or temporarily invest such Net Proceeds in any manner permitted by the Indenture. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 360 days of such Asset Sale will be deemed to constitute "Excess Proceeds."

   As soon as practical, but in no event later than 10 business days after any date (an "Asset Sale Offer Trigger Date") that the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall, if and to the extent permitted by the agreements governing any Senior Debt of the Company and the Existing Notes Indenture as in effect on the Issue Date, commence an offer to purchase the maximum principal amount of Notes and other Indebtedness of the Company that ranks pari passu in right of payment with the Notes (to the extent required by the instrument governing such other Indebtedness) that may be purchased out of the Excess Proceeds (an "Asset Sale Offer"); provided that prior to making any such Asset Sale Offer the Company may, to the extent required pursuant to the Existing Notes Indentures as in effect on the Issue Date, use all or a portion of such Excess Proceeds to redeem Existing Notes. Any Notes and other Indebtedness to be purchased pursuant to an Asset Sale Offer shall be purchased pro rata based on the aggregate principal amount of Notes and such other Indebtedness outstanding and all Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes. In the event that the Company is prohibited under the terms of any agreement governing outstanding Senior Debt of the Company from repurchasing Notes with Excess Proceeds pursuant to an Asset Sale Offer as set forth in the first sentence of this paragraph, the Company shall promptly use all Excess Proceeds to permanently reduce such outstanding Senior Debt of the Company.

   Within 30 days following any Asset Sale Offer Trigger Date, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (to the extent provided in the immediately preceding paragraph), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (the "Asset Sale Offer Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed; (ii) the amount of accrued and unpaid interest as of the Asset Sale Offer Purchase Date; (iii) that any Note not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date; (v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept an Asset Sale Offer or to withdraw such acceptance; and (vi) such other information as may be required by the Indenture and applicable laws and regulations.

   On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale (to the extent provided in the second preceding paragraph),
(ii) deposit with the Paying Agent the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with the Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount equal to the purchase price for such Notes plus any accrued and unpaid interest thereon, and the Trustee shall promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Asset Sale Offer to holders of the Notes on or as soon as practicable after the Asset Sale Offer Purchase Date.

   The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer.

   Limitation on Liens. The Indenture provides that the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired or any income or profits therefrom or assign or convey any right to receive income therefrom to secure any Indebtedness; provided that in addition to creating Permitted Liens on its properties or assets, (i) the Company may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if the Notes are equally and ratably secured thereby, and (ii) a Subsidiary Guarantor may create any Lien upon any of its properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if its Subsidiary Guarantee is equally and ratably secured thereby; provided, however, that if (a) the Company creates any Lien on its assets to secure any Subordinated Indebtedness of the Company, the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Notes with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Notes, and (b) a Subsidiary Guarantor creates any Lien on its assets to secure any Subordinated Indebtedness of such Subsidiary Guarantor, the Lien securing such Subordinated Indebtedness shall be subordinated and junior to the Lien securing the Subsidiary Guarantee of such Subsidiary Guarantor with the same or lesser priorities as the Subordinated Indebtedness shall have with respect to the Subsidiary Guarantee.

   Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make loans or advances to the Company or any other Restricted Subsidiary, or (iii) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) the Credit Agreement as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; provided that such amendments, restatements, renewals, replacement or refinancings are no more restrictive in the aggregate with respect to such dividend and other payment restrictions than those contained in the Credit Agreement (or, if more restrictive, than those contained in the Indenture) immediately prior to any such amendment, restatement, renewal, replacement or refinancing, (b) applicable law, (c) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with such acquisition); provided that (1) such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, and (2) the consolidated net income of an Acquired Person for any period prior to such acquisition shall not be taken into account in determining whether such acquisition was permitted by the terms of the Indenture, (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired,

   (f) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under the covenant described under "-- Covenants--Limitation on Asset Sales"; and provided, further, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery, (g) Refinancing Indebtedness permitted under the Indenture; provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing, (h) the Acquisition Agreement or (i) the Indenture.

   Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless (i) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (ii)(a) with respect to any transaction or series of transactions involving aggregate payments in excess of $1,000,000, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of the Independent Directors or, in the event there is only one Independent Director, by such Independent Director), and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5,000,000, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing. Notwithstanding the foregoing, this provision will not apply to (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder), (ii) any transaction entered into by the Company or one of its Wholly Owned Restricted Subsidiaries with one or more Wholly Owned Restricted Subsidiaries of the Company, and (iii) the national advertising representation agreements between the Company (or any of its Restricted Subsidiaries) and Adam Young, Inc. existing on the date of the Indenture (and any renewals, extensions or replacements thereof, and any future such agreements with respect to television stations acquired by the Company or its Restricted Subsidiaries after the date of the Indenture, so long as such renewals, extensions, replacements or future agreements are on terms substantially similar to those of such existing agreements) and other transactions in existence on the date of the Indenture and described or referred to in "Certain Transactions."

   Limitation on Incurrence of Senior Subordinated Indebtedness. The Indenture provides that (i) the Company will not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes, and (ii) the Company will not, directly or indirectly, permit any Subsidiary Guarantor to incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinated or junior in right of payment to its Senior Debt and senior in any respect in right of payment to its Subsidiary Guarantee.

   Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries. The Indenture provides that in the event that any Restricted Subsidiary, directly or indirectly, guarantees any Indebtedness of the Company other than the Notes (the "Other Indebtedness") the Company shall cause such Restricted Subsidiary to concurrently guarantee (an "Additional Guarantee") the Company's Obligations under the Indenture and the Notes to the same extent that such Restricted Subsidiary guaranteed the Company's Obligations under the Other Indebtedness (including waiver of subrogation, if any); provided that if such Other Indebtedness is (i) Senior Debt, the Additional Guarantee shall be subordinated in right of payment to the guarantee of such Other Indebtedness, in the same manner and to the same extent as the Notes are subordinated to Senior Debt pursuant to the subordination provisions of the Indenture, and such Additional Guarantee shall be on the same terms and subject to the same conditions as the Initial Guarantees given under the Indenture, (ii) Senior Subordinated Indebtedness, the Additional Guarantee shall be pari passu in right of payment with the guarantee of the Other Indebtedness, or (iii) Subordinated Indebtedness, the Additional Guarantee shall be senior in right of payment to the guarantee of the Other Indebtedness; provided, however, that each Additional Guarantee shall by its terms provide that the Additional Guarantor making such Additional Guarantee will be automatically and unconditionally released and discharged from its obligations under such Additional Guarantee upon the release or discharge of the guarantee of the Other Indebtedness that resulted in the creation of such Additional Guarantee, except a discharge or release by, or as a result of, any payment under the guarantee of such Other Indebtedness by such Additional Guarantor.

   Limitation on Subsidiary Capital Stock. The Indenture provides that the Company will not permit any Restricted Subsidiary of the Company to issue any Capital Stock, except for (i) Capital Stock issued to and held by the Company or a Wholly Owned Restricted Subsidiary, and (ii) Capital Stock issued by a Person prior to the time (a) such Person becomes a Restricted Subsidiary, (b) such Person merges with or into a Restricted Subsidiary or (c) a Restricted Subsidiary merges with or into such Person; provided that such Capital Stock was not issued by such Person in anticipation of the type of transaction contemplated by clause (a), (b) or (c).

   Limitation on Certain Transfers of Assets. The Indenture provides that the Company and the Subsidiary Guarantors will not sell, convey, transfer or otherwise dispose of their respective assets or properties to any of the Company's Subsidiaries (other than another Subsidiary Guarantor), except for sales, conveyances, transfers or other dispositions made in the ordinary course of business and except for capital contributions to any Restricted Subsidiary, the only material assets of which are broadcast licenses. For purposes of this provision, any sale, conveyance, transfer, lease or other disposition of property or assets having a fair market value in excess of (i) $1,000,000 for any sale, conveyance, transfer, lease or disposition or series of related sales, conveyances, transfers, leases or dispositions and (ii) $5,000,000 in the aggregate for all such sales, conveyances, transfers, leases or dispositions in any fiscal year of the Company shall not be considered "in the ordinary course of business."

   Future Subsidiary Guarantors. The Indenture provides that the Company and each Subsidiary Guarantor shall cause each Restricted Subsidiary of the Company which, after the date of the Indenture (if not then a Subsidiary Guarantor), becomes a Restricted Subsidiary to execute and deliver an indenture supplemental to the Indenture and thereby become an Additional Guarantor which shall be bound by the Guarantee of the Notes in the form set forth in the Indenture (without such Additional Guarantor being required to execute and deliver the Guarantee endorsed on the Notes).

   Provision of Financial Statements. The Indenture provides that, whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such
Section 13(a) or 15(d) if the Company were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (i) within 15 days of each Required Filing Date, (a) transmit by mail to all holders of Notes, as their names and addresses appear in the Note register, without cost to such holders and (b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Section and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

   Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in the City of New York; (iii) maintenance of corporate existence; (iv) payment of taxes and other claims; (v) maintenance of properties; and (vi) maintenance of insurance.

Merger, Consolidation and Sale of Assets

   The Indenture provides that the Company shall not consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person (A) will have Consolidated Net Worth (immediately after giving effect to the Disposition on a pro forma basis) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and (B) at the time of such Disposition and after giving pro forma effect thereto, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "--Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock."

   The Indenture provides that in the event of a sale of all or substantially all of the assets of any Subsidiary Guarantor or all of the Capital Stock of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, then the Surviving Person of any such merger or consolidation, or such Subsidiary Guarantor, if all of its Capital Stock is sold, shall be released and relieved of any and all obligations under the Subsidiary Guarantee of such Subsidiary Guarantor if (i) the person or entity surviving such merger or consolidation or acquiring the Capital Stock of such Subsidiary Guarantor is not a Subsidiary of the Company, and (ii) the Net Proceeds from such sale are used after such sale in a manner that complies with the provisions of the covenant described under "--Covenants--Limitation on Asset Sales" concerning the disposition of Net Proceeds from an Asset Sale. Except as provided in the preceding sentence, the Indenture provides that no Subsidiary Guarantor shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Subsidiary Guarantor and whether or not such Subsidiary Guarantor is the Surviving Person, unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person will have Consolidated Net Worth (immediately after giving pro forma effect to the Disposition) equal to or greater than the Consolidated Net Worth of such Subsidiary Guarantor immediately preceding the transaction; provided, however, that clause (iv) of this paragraph shall not be a condition to a merger or consolidation of a Subsidiary Guarantor if such merger or consolidation only involves the Company and/or one or more Wholly Owned Restricted Subsidiaries of the Company.

   In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or any Subsidiary Guarantor is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company or any such Subsidiary Guarantor under the Notes and the Indenture pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary Guarantor, as the case may be, and the Company or such Subsidiary Guarantor, as the case may be, would be discharged from its obligations under the Indenture, the Notes or its Subsidiary Guarantee, as the case may be.

Events of Default

   The Indenture provides that each of the following constitutes an Event of
Default:

      (i) a default for 30 days in the payment when due of interest on any Note (whether or not prohibited by the subordination provisions of the Indenture);

      (ii) a default in the payment when due of principal on any Note (whether or not prohibited by the subordination provisions of the Indenture), whether upon maturity, acceleration, optional or mandatory redemption, required repurchase or otherwise;

      (iii) failure to perform or comply with any covenant, agreement or warranty in the Indenture (other than the defaults specified in clauses (i) and (ii) above) which failure continues (A) in the case of any such covenant, agreement or warranty described herein under "--Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock," "--Covenants- -Limitation on Restricted Payments," "--Covenants--Limitation on Asset Sales," and "--Merger, Consolidation and Sale of Assets," for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes and (B) in the case of any other such covenant, agreement or warranty contained in the Indenture, for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes;

      (iv) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company, any Subsidiary Guarantor or any other Restricted Subsidiary then has outstanding Indebtedness in excess of $5,000,000 in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

      (v) except as permitted by the Indenture, any Subsidiary Guarantee shall for any reason cease to be, or be asserted in writing by any Subsidiary Guarantor or the Company not to be, in full force and effect, and enforceable in accordance with its terms;

      (vi) one or more judgments, orders or decrees for the payment of money in excess of $5,000,000, either individually or in the aggregate (net of amounts covered by reputable and creditworthy insurance company, or by bond, surety or similar instrument), shall be entered against the Company, any Subsidiary Guarantor or any other Restricted Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed for a period of 60 days after their entry;

      (vii) any holder or holders of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary with an aggregate fair market value (as determined in good faith by the Company's Board of Directors) of at least $500,000 that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of such Indebtedness, such assets of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

      (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, any Subsidiary Guarantor or any other Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Subsidiary Guarantor or any other Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days; or

      (ix) (a) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company, such Subsidiary Guarantor or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,
   (c) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary (x) consents to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, such Subsidiary Guarantor or such Restricted Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company, any Subsidiary Guarantor or any other Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix).

   If any Event of Default (other than as specified in clause (viii) or (ix) of the preceding paragraph) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such holders shall, declare all the Notes to be due and payable immediately; provided, however, that if any Indebtedness is outstanding pursuant to the Credit Agreement upon a declaration of acceleration of the Notes, the principal and interest on the Notes will not be payable until the earlier of (1) the day which is five business days after notice of acceleration is given to the Company and the representative of the lenders under the Credit Agreement, and (2) the date of acceleration of the Indebtedness under the Credit Agreement. Notwithstanding the foregoing, in the case of an Event of Default arising from the events specified in clause (viii) or

(ix) of the preceding paragraph, the principal of, premium, if any, and any accrued and unpaid interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (iv) of the preceding paragraph, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (iv) have rescinded the declaration of acceleration in respect of such Indebtedness within 15 business days of the date of such declaration and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and (b) all existing Events of Default, except non-payment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

   The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on the Notes (which may only be waived with the consent of each holder of Notes affected), or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

   The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

   The Indenture provides that no director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligation of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of any such obligation or the creation of any such obligation. Each Holder by accepting a Note waives and releases such Persons from all such liability and such waiver and release is part of the consideration for the issuance of the Notes.

Defeasance

   The Indenture provides that (i) the Company will be discharged from any and all obligations in respect of the Notes and the Subsidiary Guarantors will be released from their Subsidiary Guarantees ("defeasance") or (ii) the payment of the Notes may not be accelerated upon an Event of Default specified in clause
(iii), (iv), (v), (vi) or (vii) of "--Events of Default" ("covenant defeasance"), in either case (i) or (ii) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized accounting firm to pay the principal of, premium, if any, and each installment of interest, if any, on the Notes. With respect to covenant defeasance under clause (ii), the obligations under the Indenture (other than the covenants that are the subject of such covenant defeasance) and the Events of Default (other than the Event of Default specified above) shall remain in full force and effect. Such trust may only be established if, among other things, (i)(a) with respect to defeasance, the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable federal income tax law which in the opinion of counsel provides that holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit, defeasance and discharge had not occurred, or (b) with respect to covenant defeasance, the Company has delivered to the Trustee an opinion of counsel to the effect that holders of the Notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same time as would have been the case if such deposit and covenant defeasance had not occurred;
(ii) no Default or Event of Default shall have occurred and be continuing (and no Default or Event of Default specified in clause (viii) or (ix) of the first paragraph under "Events of Default" shall have occurred at any time during the period ending on the 91st day after the date of such deposit in trust); (iii) the Company has delivered to the Trustee an opinion of counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent shall have been satisfied.

Transfer and Exchange

   The registered holder of a Note will be treated as the owner of it for all purposes. A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business on the day that the Trustee receives notice of any redemption from the Company and ending at the close of business on the day the notice of redemption is sent to holders, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and (iii) during a Change of Control Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

Amendment, Supplement and Waiver

   Except as provided in the next two paragraphs, the Indenture or the Notes may be amended or supplemented with the written consent of the holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

   Without the consent of each holder affected, an amendment or waiver shall not: (i) reduce the principal amount of the Notes whose holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Note, or alter the provisions with respect to the redemption of the Notes in a manner adverse to the holders of the Notes; (iii) reduce the rate of or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except that holders of at least a majority in aggregate principal amount of the then outstanding Notes may (a) rescind an acceleration of the Notes that resulted from a non-payment default, and (b) waive the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or premium, if any, or interest on the Notes; (vii) waive a redemption payment with respect to any Note; (viii) make any change to the subordination provisions of the Indenture that adversely affects holders; or (viii) make any change in the foregoing amendment and waiver provisions.

   Notwithstanding the foregoing, without the consent of any holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes
(i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company's obligations to holders of the Notes in the event of any Disposition involving the Company in which the Company is not the Surviving Person, (iv) to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the interests of any such holder, or (v) to comply with requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

The Trustee

   In the event that the Trustee becomes a creditor of the Company, the Indenture contains certain limitations on the rights of the Trustee to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions;

however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign.

   The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default has occurred and has not been cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

   Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the definition of all other terms used in the Indenture.

   "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person.

   "Additional Guarantee" means any guarantee of the Company's obligations under the Indenture and the Notes issued after the Issue Date as described in "-- Covenants--Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries."

   "Additional Guarantor" means any Subsidiary of the Company that guarantees the Company's obligations under the Indenture and the Notes issued after the Issue Date as described in "--Covenants--Limitation on Guarantees of Company Indebtedness by Restricted Subsidiaries" and "--Covenants--Future Subsidiary Guarantors."

   "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

   "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company shall not be an "Asset Sale" but instead shall be governed by the provisions of the Indenture described under "Merger, Consolidation and Sale of Assets"), or (ii) the issuance or sale of Capital Stock of any Restricted Subsidiary, in each case, whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Wholly-Owned Restricted Subsidiary) for Net Proceeds in excess of $1,000,000.

   "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

   "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

   "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

   "Cash Equivalents" means (i) securities with maturities of one year or less from the date of acquisition issued, fully guaranteed or insured by the United States Government or any agency thereof, (ii) certificates of deposit, time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition, (iii) commercial paper of an issuer rated at least A-2 by Standard & Poor's Corporation or P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition, and (iv) money market accounts or funds with or issued by Qualified Issuers.

   "Change of Control" means the occurrence of either of the following events:
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total outstanding Voting Stock of the Company; provided that the Permitted Holders "beneficially own" (as so defined) a lesser percentage of such Voting Stock than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 662/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office.

   "Company" means Young Broadcasting Inc., a Delaware corporation, unless and until a successor replaces it in accordance with the Indenture and thereafter means such successor.

   "Consolidated Interest Expense" means, with respect to any period, the sum of
(i) the interest expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under interest rate contracts (including amortization of discounts), (c) the interest portion of any deferred payment obligation and
(d) accrued interest, plus (ii) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company during such period, and all capitalized interest of the Company and its Restricted Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP consistently applied.

   "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains but not losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of the Company and its Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid to the Company or its Restricted Subsidiaries by such other Person during such period, (iii) net income (or loss) of any Person combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) net gain but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets (including, without limitation, pursuant to sale and leaseback transactions) other than in the ordinary course of business, or (v) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders.

   "Consolidated Net Worth" means, with respect to any Person on any date, the equity of the common and preferred stockholders of such Person and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied.

   "Credit Agreement" means the $600.0 million Credit Agreement dated as of June 26, 2000 between the Company, the banks listed therein, Bankers Trust Company as Administrative Agent and the other parties thereto and the $200.0 million Second Amended and Restated Credit Agreement dated as of June 26, 2000 between the Company, the banks listed therein, Bankers Trust Company as Administrative Agent and Issuing Bank as each of the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification, renewal, refunding, replacement or refinancing.

   "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense from October 1, 1994 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

   "Cumulative Operating Cash Flow" means, as of any date of determination, Operating Cash Flow from October 1, 1994 to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

   "Debt to Operating Cash Flow Ratio" means, with respect to any date of determination, the ratio of (i) the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of the Company and its Restricted Subsidiaries (excluding any such Disqualified Stock held by the Company or its Wholly Owned Restricted Subsidiaries), to (ii) Operating Cash Flow of the Company and its Restricted Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending on or immediately prior to such date, determined on a pro forma basis after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such four-quarter period); (iii) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period.

   "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

   "Designated Senior Debt" means (i) the Senior Bank Debt, and (ii) any other Senior Debt of the Company permitted to be incurred under the Indenture the principal amount of which is $20,000,000 or more at the time of the designation of such Senior Debt as "Designated Senior Debt" by the Company in a written instrument delivered to the Trustee.

   "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

   "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof

(other than upon a change of control of the Company in circumstances where the holders of the Notes would have similar rights), in whole or in part on or prior to the stated maturity of the Notes.

   "Dollars" and "$" means lawful money of the United States of America.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Film Contracts" means contracts with suppliers that convey the right to broadcast specified films, videotape motion pictures, syndicated television programs or sports or other programming.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

   "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

   "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all Interest Rate Agreement Obligations of such Person, (v) all liabilities secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the value of the property subject to such Lien,
(vi) all obligations to purchase, redeem, retire, or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (vii) to the extent not included in (vi), all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon, and (viii) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and the Restricted Subsidiaries shall not include current trade payables incurred in the ordinary course of business and payable in accordance with customary practices, and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock.

   "Independent Director" means a director of the Company other than a director
(i) who (apart from being a director of the Company or any Subsidiary) is an employee, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years, or (ii) who is a director, employee, associate or Affiliate of another party to the transaction in question.

   "Initial Guarantees" means the guarantees of the Company's obligations under the Indenture and the Notes by the Initial Guarantors.

   "Initial Guarantors" means (i) Young Broadcasting of Albany, Inc., a Delaware corporation, (ii) Young Broadcasting of Lansing, Inc., a Michigan corporation,
(iii) Winnebago Television Corporation, an Illinois corporation, (iv) Young Broadcasting of Nashville, Inc., a Delaware corporation, (v) YBT, Inc., a Delaware corporation, (vi) WKRN, G.P., a Delaware general partnership, (vii) Young Broadcasting of Louisiana, Inc., a Delaware corporation, (viii) LAT, Inc., a Delaware corporation, (ix) KLFY, L.P., a Delaware limited partnership, (x) Young Broadcasting of Richmond, Inc., a Delaware corporation, (xi) Young Broadcasting of Green Bay, Inc., a Delaware corporation, (xii) Young Broadcasting of Knoxville, Inc., a Delaware corporation, (xiii) WATE, G.P., a

Delaware general partnership, (xiv) YBK, Inc., a Delaware corporation, (xv) Young Broadcasting of Davenport, Inc., a Delaware corporation, (xvi) Young Broadcasting of Sioux Falls, Inc., a Delaware corporation, (xvii) Young Broadcasting of Rapid City, Inc., a Delaware corporation, (xviii) Young Broadcasting of Los Angeles, Inc., a Delaware corporation, (xix) Young Broadcasting of San Francisco, Inc., a Delaware corporation, (xx) Honey Bucket Films, Inc., a Delaware corporation, (xxi) Adam Young Inc., a Delaware corporation, and (xxii) Fidelity Television, Inc., a California corporation.

   "Insolvency or Liquidation Proceeding" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

   "Interest Rate Agreement Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

   "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates of such Person) in the form of loans, Guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

   "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of (i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller's indemnities to purchaser in respect of such Asset Sale undertaken by the Company or any of its Restricted Subsidiaries in connection with such Asset Sale plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such Asset Sale.

   "Obligations" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

   "Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, plus (i) extraordinary net losses and net losses realized on any sale of assets during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus (ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause (i) hereof, plus (iii) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (iv) depreciation, amortization and all other non-cash charges, to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles, including Film Contracts and write-downs of Film Contracts), minus
(v) any cash payments contractually required to be made with respect to Film Contracts (to the extent not previously included in computing such Consolidated Net Income).

   "Permitted Holders" means (i) any of Adam Young or Vincent Young; (ii) the spouse, ancestors, siblings, descendants (including children or grandchildren by adoption) of any such siblings or the spouse of any of the Persons described in clause (i); (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company; (iv) any trusts created for the benefit of the Persons described in clause (i), (ii) or (iii) or any trust for the benefit of any such trust; or (v) any Person controlled by any of the Persons described in clause (i), (ii), (iii) or (iv). For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or by contract or otherwise.

   "Permitted Investments" means (i) any Investment in the Company or any Wholly Owned Restricted Subsidiary; (ii) any Investments in Cash Equivalents; (iii) any Investment in a Person (an "Acquired Person") if, as a result of such Investment, (a) the Acquired Person becomes a Wholly Owned Restricted Subsidiary of the Company, or (b) the Acquired Person either (1) is merged, consolidated or amalgamated with or into the Company or one of its Wholly Owned Restricted Subsidiaries and the Company or such Wholly Owned Restricted Subsidiary is the Surviving Person, or (2) transfers or conveys substantially all of its assets to, or is liquidated into, the Company or one of its Wholly Owned Restricted Subsidiaries; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) notes from employees issued to the Company representing (x) loans for the payment of the exercise price of options to purchase Capital Stock of the Company or (y) loans to satisfy federal income tax withholding requirements relating to the issuance of Capital Stock of the Company pursuant to the Company's Incentive Stock Grant Program, in an aggregate amount not to exceed $2,000,000 outstanding at any one time; (vi) any securities received in connection with an Asset Sale that complies with the covenant described under "--Covenants--Limitations on Asset Sales"; (vii) any Investment represented by the Company's obligations to Nationwide Communications Inc. pursuant to the Acquisition Agreement; (viii) Interest Rate Agreement Obligations permitted pursuant to the second paragraph of the covenant described under "--Covenants--Incurrence of Indebtedness and Issuance of Disqualified Stock"; (ix) any Guarantee issued by any Subsidiary of the Company in respect of Senior Debt and any Subsidiary Guarantee; and (x) any other Investments that do not exceed $5,000,000 in amount in the aggregate at any one time outstanding.

   "Permitted Liens" means (i) Liens on assets or property of the Company that secure Senior Debt of the Company and Liens on assets or property of a Restricted Subsidiary that secure Senior Debt of such Restricted Subsidiary, in each case in which such Senior Debt is permitted under the provisions of the covenant described under "--Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock" and provided that the provisions described under "--Covenants--Limitations on Guarantees of Company Indebtedness by Restricted Subsidiaries" are complied with; (ii) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (iii) Liens on property acquired by the Company or a Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property; (iv) Liens arising from Capital Lease Obligations permitted under the Indenture; (v) Liens arising from Purchase Money Indebtedness permitted under the Indenture; (vi) Liens in respect of Interest Rate Agreement Obligations permitted under the Indenture; (vii) Liens in favor of the Company or any Restricted Subsidiary; (viii) Liens incurred, or pledges and deposits in connection with, workers' compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Company or any Restricted Subsidiary in the ordinary course of business; (ix) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Restricted Subsidiary in the ordinary course of business; and (x) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP.

   "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "Post-Petition Interest" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

   "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

   "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company, pursuant to an effective registration statement filed under the Securities Act, the net proceeds of which to the Company (after deducting any underwriting discounts and commissions) exceed $25,000,000.

   "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in connection with the purchase of property or assets for the business of the Company and its Restricted Subsidiaries.

   "Qualified Issuer" means (A) any lender that is a party to the Credit Agreement; and (B) any commercial bank (i) which has capital and surplus in excess of $100,000,000, and (ii) the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by nationally recognized rating agency if both the two named rating agencies cease publishing ratings of investments.

   "Restricted Investment" means an Investment other than a Permitted
Investment.

   "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary); (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any Capital Stock owned by the Company or any Wholly Owned Restricted Subsidiary); (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under the covenant described under "--Covenants--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock"; or (iv) any Restricted Investment. Notwithstanding the foregoing, a "Restricted Payment" shall not include the repurchase of the Company's DEF Preferred Stock (as defined in the Company's Prospectus dated November 7, 1994 relating to the November 1994 Notes (the "Prospectus")) and related warrants pursuant to the Financing Plan as described in the Prospectus.

   "Restricted Subsidiary" means each direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

   "Senior Bank Debt" means (i) the Indebtedness outstanding or arising under the Credit Agreement up to a maximum principal amount of $500,000,000, less any required repayments which result in a permanent reduction in the commitments thereunder, (ii) all Obligations incurred by or owing to the holders of such Indebtedness outstanding or arising under the Credit Agreement (including, but not limited to, all fees and expenses of counsel and all other charges, fees and expenses), and (iii) all Interest Rate Agreement Obligations arising pursuant to the Interest Rate and Currency Exchange Agreement dated as of June 30, 1989 between the Company and Morgan Guaranty Trust Company of New York (or its assigns), any schedule thereto or any confirmation of an interest rate swap transaction thereunder, as the same may be amended or modified from time to time.

   "Senior Debt" means (A) with respect to the Company, the principal of and interest (including Post-Petition Interest) on, and all other amounts owing in respect of, (i) Senior Bank Debt and (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Notes, and (B) with respect to any Subsidiary Guarantor, the principal of and interest (including Post-Petition Interest) on, and all other amounts owing in respect of, (i) such Subsidiary Guarantor's obligations in respect of the Senior Bank Debt, including its obligations as a guarantor thereof, and (ii) any other Indebtedness permitted to be incurred by such Subsidiary Guarantor under the terms of the Indenture (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness for federal, state, local or other taxes, (ii) any Indebtedness among or between the Company, any Restricted Subsidiary and/or their Affiliates,
(iii) any Indebtedness incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business or any Obligations in respect of any such Indebtedness, (iv) any Indebtedness that is incurred in violation of the Indenture, (v) Indebtedness evidenced by the Notes or the Subsidiary Guarantees, or (vi) Indebtedness of a Person that is expressly subordinate or junior in right of payment to any other Indebtedness of such Person.

   "Senior Subordinated Indebtedness" means (A) with respect to the Company. all Indebtedness of the type referred to in clause (A)(ii) of the definition of Senior Debt unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is either Senior Debt of the Company or is subordinated in right of payment to the Notes, and (B) with respect to each Subsidiary Guarantor, all Indebtedness of the type referred to in clause (B)(ii) of the definition of Senior Debt unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is either Senior Debt of such Subsidiary Guarantor or subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor. Notwithstanding the foregoing, Senior Subordinated Indebtedness shall not include any Indebtedness of the type referred to in clauses (i), (ii), (iii) and
(iv) at the end of the definition of Senior Debt.

   "Subordinated Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor of the type referred to in clause (A)(ii) or (B)(ii) of the definition of Senior Debt if the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is (A) if incurred by the Company, subordinated in right of payment to the Notes, or (B) if incurred by a Subsidiary Guarantor, subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor.

   "Subsidiary" of any Person means (i) any corporation more than 50% of the outstanding Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

   "Subsidiary Guarantees" means the Initial Guarantees and any Additional Guarantees.

   "Subsidiary Guarantors" means the Initial Guarantors and any Additional Guarantors.

   "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

   "Television Stations" means the Television Stations presently known as WKRN-TV, Nashville, Tennessee, WTEN-TV, Albany, New York, WLNS-TV, Lansing, Michigan, KLFY-TV, Lafayette, Louisiana, WTVO-TV,

Rockford, Illinois, WRIC-TV, Richmond, Virginia, WATE-TV, Knoxville, Tennessee, WBAY-TV, Green Bay, Wisconsin, KWQC-TV, Davenport, Iowa, KELO-TV, Sioux Falls, South Dakota, KRON-TV, San Francisco, California, and KCAL-TV, Los Angeles, California.

   "Unrestricted Subsidiary" means any Subsidiary of the Company designated as an Unrestricted Subsidiary by the Board of Directors of the Company; provided that (i) if such Subsidiary is formed or created by the Company, such Subsidiary
(a) is designated as an Unrestricted Subsidiary prior to such formation or creation, (b) has total assets at the time of such formation or creation with a fair market value not exceeding $1,000, and (c) does not own any Capital Stock of the Company or any Restricted Subsidiary, (ii) if such Subsidiary is acquired by the Company, such Subsidiary is designated as an Unrestricted Subsidiary prior to the consummation of such acquisition, (iii) no portion of any Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary (a) is guaranteed by, or is otherwise the subject of credit support provided by the Company or any of its Restricted Subsidiaries, (b) is recourse to or obligates the Company or any of its Restricted Subsidiaries in any way, or
(c) subjects any property or asset of the Company or any of its Restricted Subsidiaries directly or indirectly, contingently or otherwise, to the satisfaction of such Indebtedness or other obligation, (iv) neither the Company nor any of its Restricted Subsidiaries has any contract, agreement, arrangement or understanding with such Subsidiary other than on terms as favorable to the Company or such Restricted Subsidiary as those that might be obtained at the time from Persons that are not Affiliates of the Company, and (v) neither the Company nor any of its Restricted Subsidiaries has any obligation (a) to subscribe for additional shares of Capital Stock of such Subsidiary, or (b) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Company's Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Company's Board of Directors giving effect to such designation and a certificate stating that such designation complies with the foregoing conditions. Notwithstanding the foregoing or any other provision of the Indenture to the contrary, no assets of the Television Stations may be held at any time by any Unrestricted Subsidiary, other than assets transferred to Unrestricted Subsidiaries that in the aggregate are not material to such broadcasting operations. In the event of any Disposition involving the Company in which the Company is not the Surviving Person, the Board of Directors of the Surviving Person may

   (x) prior to such Disposition, designate any of its Subsidiaries, and any of the Company's Subsidiaries being acquired pursuant to such Disposition that are not Restricted Subsidiaries, as Unrestricted Subsidiaries, and (y) after such Disposition, designate any of its direct or indirect Subsidiaries as an Unrestricted Subsidiary under the same conditions and in the same manner as the Company under the terms of the Indenture.

   "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

   "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

   "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary with respect to which all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

                          BOOK-ENTRY, DELIVERY AND FORM

   Principal and interest payments on global securities registered in the name of DTC's nominee will be made in immediate available funds to DTC's nominee as the registered owner of the global securities. We and the trustee will treat DTC's nominee as the owner of the global securities for all other purposes as well. Accordingly, we, the trustee, any paying agent and the initial purchaser will have no direct responsibility or liability for any aspect of the records relating to payments made on account of beneficial interests in the global securities or for maintaining, supervising or reviewing any records relating to these beneficial interests. It is DTC's current practice, upon receipt of any payment of principal or interest, to credit direct participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities. These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee or us.

   So long as DTC or its nominee is the registered owner or holder of the global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for the purposes of:

     .  receiving payment on the notes;

     .  receiving notices; and

     .  for all other purposes under the Indenture and the notes.

   Beneficial interests in the notes will be evidenced only by, and transfers of the notes will be effected only through, records maintained by DTC and its participants.

   Except as described below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of certificated notes in definitive form and will not be considered the holders of the global security for any purposes under the Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC. And, if that person is not a participant, the person must rely on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Indenture. Under existing industry practices, if we request any action of holders or an owner of a beneficial interest in a global security desires to take any action under the Indenture, DTC would authorize the participants holding the relevant beneficial interest to take that action. The participants then would authorize beneficial owners owning through the participants to take the action or would otherwise act upon the instructions of beneficial owners owning through them.

   DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account with DTC interests in the global security are credited. Further, DTC will take action only as to the portion of the aggregate principal amount at maturity of the notes as to which the participant or participants has or have given the direction.

   Although DTC, the Euroclear System ("Euroclear") and Clearstream Banking, S.A. of Luxembourg ("Clearstream") have agreed to the procedures described above in order to facilitate transfers of interests in global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform these procedures, and the procedures may be discontinued at any time. None of us, the trustee, any agent of the initial purchaser or ours will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

   DTC has provided the following information to us. DTC is a:

     .  limited-purpose trust company organized under the New York Banking Law;

     .  a banking organization within the meaning of the New York Banking Law;

     .  a member of the U.S. Federal Reserve System;

     . a clearing corporation within the meaning of the New York Uniform Commercial Code; and

     . a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act.

Certificated Notes

   Notes represented by a global security are exchangeable for certificated notes only if:

     . DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be a registered clearing agency, and a successor depository is not appointed by us within 90 days;

     . determine not to require all of the notes to be represented by a global security and notifies the trustee of their decision; or

     . an event of default or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default relating to the notes represented by the global security has occurred and is continuing.

   Any global security that is exchangeable for certificated notes in accordance with the preceding sentence will be transferred to, and registered and exchanged for, certificated notes in authorized denominations and registered in the names as DTC or its nominee may direct. However, a global security is only exchangeable for a global security of like denomination to be registered in the name of DTC or its nominee. If a global security becomes exchangeable for certificated notes:

     . certificated notes will be issued only in fully registered form in denominations of $1,000 or integral multiples of $1,000;

     . payment of principal, premium, if any, and interest on the certificated notes will be payable, and the transfer of the certificated notes will be registrable, at the office or agency we maintain for these purposes; and

     . no service charge will be made for any issuance of the certificated notes, although the issuers may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection with the issuance.

   Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

   Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines, Brussels time, of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

   Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interest in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

                                EXCHANGE OFFER

Registration Rights Agreement

   The initial notes were originally issued on March 1, 2001 to Chase Securities Inc., pursuant to a purchase agreement dated February 16, 2001. The initial purchaser subsequently resold the notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States in accordance with Regulation S under the Securities Act. We are parties to a registration rights agreement with the initial purchaser entered into as a condition to the closing under the purchase agreement. Pursuant to the registration rights agreement, we agreed, for the benefit of the holders of the initial notes, at our cost to:

     . file an exchange offer registration statement on or before April 30, 2001 with the Securities and Exchange Commission with respect to the exchange offer for the notes; and

     . use our best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act by August 28, 2001.

   Upon the exchange offer registration statement being declared effective, we will offer the exchange notes in exchange for surrender of the initial notes. We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the initial notes. For each initial note surrendered to us pursuant to the exchange offer, the holder of such initial note will receive an exchange note having a principal amount equal to that of the surrendered initial note and a related guarantee.

   Under existing interpretations of the staff of the Securities and Exchange Commission contained in several no-action letters to third parties, we believe that the exchange notes and the related guarantees will in general be freely tradeable after the exchange offer without further registration under the Securities Act. However, any purchaser of initial notes who is an "affiliate" of ours or any of our subsidiary guarantors or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

     . will not be able to rely on these interpretations of the staff of the Securities and Exchange Commission;

     .  will not be able to tender its initial notes in the exchange offer; and

     . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the initial notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

   As contemplated by these no-action letters and the registration rights agreement, each holder accepting the exchange offer is required to represent to us in the letter of transmittal that:

     . neither the holder nor any such other person is an "affiliate" of ours or any of our subsidiary guarantors within the meaning of Rule 405 under the Securities Act;

     . the holder or any such other person is not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes; and

     .  it is acquiring the exchange notes in the ordinary course of business.

   Each holder participating in the exchange offer for the purpose of distributing the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes and cannot rely on those no-action letters.

   For a description of the procedures for resales by broker-dealers, see "Plan of Distribution."

Shelf Registration Statement

   If applicable interpretations of the Commission do not permit us and our subsidiary guarantors to effect the exchange of the initial notes for the exchange notes, or, under certain other circumstances, including if for any other reason the exchange offer is not consummated by October 27, 2001, we will:

     . as promptly as reasonably practicable, file a shelf registration statement covering resales of the initial notes;

     . use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

     . use our best efforts to keep effective the shelf registration statement until the earlier of two years after its effective date and such time as all of the applicable initial notes have been sold under such registration statement.

   We will, in the event of the filing of the shelf registration statement:

     . provide to each holder of the initial notes copies of the prospectus which is a part of the shelf registration statement;

     . notify each such holder when the shelf registration statement has become effective; and

     . take certain other actions as are required to permit unrestricted resales of the initial notes and the related guarantees.

   A holder that sells its initial notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder, including certain indemnification obligations.

   We are required to pay as liquidated damages upon the following occurrences, the following additional interest with respect to the initial notes:

     . If the exchange offer registration statement or the shelf registration statement is not filed by April 30, 2001, additional interest shall accrue on the initial notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following such date, such additional interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90 day period.

     . If the exchange offer registration statement or the shelf registration statement is not declared effective within 120 days following April 30, 2001, then, commencing on the 121st day after the date on which such registration statement is required to be filed, additional interest shall accrue on the initial notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days immediately following such date, such additional interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90 day period.

     . If (i) we have not exchanged the initial notes for all exchange notes validly tendered in accordance with the terms of the exchange offer on or prior to 60 days after the date on which the registration statement was declared effective or (ii) if applicable, a shelf registration statement has been declared effective and such shelf registration statement ceases to be effective at any time prior to the third anniversary of its effective date, unless all the initial notes have been sold thereunder, then additional interest shall accrue on the initial notes over and above the stated interest at a rate of 0.50% per annum for the first 90 days commencing on (x) the 61st day after such effective date, in the case of (i) above, or (y) the day such shelf registration statement ceases to be effective in the case of (ii) above, such additional interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period.

   The additional interest rates described above may not exceed in the aggregate 1.0% per annum; and provided that (1) upon the filing of the exchange offer registration statement or a shelf registration statement in the case of the first bulleted paragraph above, (2) upon the effectiveness of the exchange offer registration statement or a shelf registration statement in the case of the second bulleted paragraph above, or (3) upon the exchange of exchange notes for all initial notes tendered in the case of clause (i) of the third bulleted paragraph above, or upon the effectiveness of the shelf registration statement which has ceased to remain effective in the case of clause (ii) of the third bulleted paragraph above, additional interest on the initial notes as a result of such paragraph or clause, as the case may be, shall cease to accrue.

   Any amounts of additional interest due will be payable in cash, on the same original interest payment dates as the initial notes. The amount of additional interest will be determined by multiplying the applicable interest rate by the principal amount of the initial notes multiplied by a fraction, the numerator of which is the number of days such additional interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

   This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

   Following consummation of the exchange offer, holders of initial notes who are eligible to participate in the exchange offer but who do not tender their initial notes will not have any additional registration rights and such initial notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such initial notes could be adversely affected.

Expiration Date; Extensions; Amendments; Termination

   The exchange offer will expire at 5:00 p.m., New York City time, on _____, 2001, unless we extend it in our reasonable discretion. The expiration date of the exchange offer will be at least 30 days after we mail notice of the exchange offer to holders as provided in Rule 14e-1(a) under the Securities Exchange Act of 1934 and the registration rights agreement.

   To extend the expiration date, we will need to notify the exchange agent of any extension by oral, promptly confirmed in writing, or written notice. We will also need to notify the holders of the initial notes by mailing an announcement or by means of a press release or other public announcement communicated, unless otherwise required by applicable law or regulation, before 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date.

   We expressly reserve the right:

     . to delay acceptance of any initial notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of initial notes not previously accepted if any of the conditions described below under "--Conditions to the Exchange Offer" have occurred and have not been waived by us, if permitted to be waived, by giving oral or written notice of the delay, extension or termination to the exchange agent; or

     .  to amend the terms of the exchange offer in any manner.

   If we amend the exchange offer in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the initial notes of the amendment including providing public announcement, or giving oral or written notice to the holders of the initial notes. A material change in the terms of the exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of the exchange offer. If any material change is made to the terms of the exchange offer, we will disclose the change by means of a post-effective amendment to the registration statement of which this prospectus is a part and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will also extend the exchange offer for an additional five to ten business days as required by the Securities Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral, promptly confirmed in writing, or written notice to the exchange agent.

Procedures for Tendering Initial Notes

   To tender your initial notes in this exchange offer, you must use one of the three alternative procedures described below:

Regular Delivery Procedure:               Complete, sign and date the letter of
                                          transmittal, or a facsimile of the
                                          letter of transmittal. Have the
                                          signatures on the letter of
                                          transmittal guaranteed if required by
                                          the letter of transmittal. Mail or
                                          otherwise deliver the letter of
                                          transmittal or the facsimile, together
                                          with the certificates representing
                                          your initial notes being tendered and
                                          any other required documents, to the
                                          exchange agent on or before 5:00 p.m.,
                                          New York City time, on the expiration
                                          date.

Book-entry Delivery Procedure:            Send a timely confirmation of a book-
                                          entry transfer of your initial notes,
                                          if this procedure is available, into
                                          the exchange agent's account at The
                                          Depository Trust Company ("DTC") as
                                          contemplated by the procedures for
                                          book-entry transfer described under
                                          "-- Book-Entry Delivery Procedure"
                                          below, on or before 5:00 p.m., New
                                          York City time, on the expiration
                                          date.

Guaranteed Delivery Procedure:            If time will not permit you to
                                          complete your tender by using the
                                          procedures described above before the
                                          expiration date, comply with the
                                          guaranteed delivery procedures
                                          described under "--Guaranteed Delivery
                                          Procedure" below.

   The method of delivery of initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your respective brokers, dealers, commercial banks, trust companies or nominees to tender your initial notes on your behalf.

   Only a holder of initial notes may tender initial notes in this exchange offer. For purposes of this exchange offer, a holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

   If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact this registered holder promptly and instruct this registered holder to tender these notes on your behalf. If you wish to tender these initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

   You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by an eligible institution. An eligible institution is:

     . a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

     . a commercial bank or trust company having an office or correspondent in the United States; or

     . an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act.

   However, signatures on a letter of transmittal do not have to be guaranteed if initial notes are tendered:

     . by a registered holder, or by a participant in DTC in the case of book-entry transfers, whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder, or deposited into this participant's account at DTC in the case of book-entry transfers; or

     .  for the account of an eligible institution.

   If the letter of transmittal or any bond powers are signed by:

     . the recordholder(s) of the initial notes tendered: The signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever;

     . a participant in DTC: The signature must correspond with the same as it appears on the security position listing as the holder of the initial notes;

     . a person other than the registered holder of any initial notes: These initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes;

     . trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: These persons should so indicate such capacities when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

Book-Entry Delivery Procedure

   Any financial institution that is a participant in DTC's system may make book-entry deliveries of initial notes by causing DTC to transfer these initial notes into the exchange agent's account at DTC according to DTC's procedures for transfer. To effectively tender notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Tender Offer Program. DTC will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by DTC to the exchange agent stating that DTC has received an express acknowledgment from the participant in DTC tendering the initial notes that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against the participant. The exchange agent will make a request to establish an account for the initial notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus.

   A delivery of initial notes through a book-entry transfer into the exchange agent's account at DTC will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "--Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

Guaranteed Delivery Procedure

   If you are a registered holder of initial notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before the expiration date, or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in this exchange offer if:

     . you tender through an eligible institution, on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by this letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     . the certificates for all your tendered initial notes in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

   Your tender of initial notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the letter of transmittal.

   We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at DTC with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

   All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal tenders will be determined by us in our sole discretion. Our determination will be final and binding.

   We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within the time that we shall determine. Neither the exchange agent, any other person or we will be under any duty to give notification of defects or irregularities with respect to tenders of initial notes. Neither the exchange agent nor we will incur any liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until the irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived as promptly as practicable following the expiration date.

   If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled "--Conditions to the Exchange Offer" below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if, we give oral or written notice of acceptance to the exchange agent.

   We will issue the exchange notes in exchange for the initial notes tendered by a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent's account at DTC with an agent's message, in each case, in form satisfactory to us and the exchange agent.

   If any tendered initial notes are not accepted for any reason or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

   In addition, we reserve the right in our sole discretion, but in compliance with the provisions of the indenture, to:

     . purchase or make offers for any initial notes that remain outstanding after the expiration date, or, as described under "Expiration Date; Extensions; Amendments; Termination," to terminate the exchange offer as provided by the terms of our registration rights agreement, and

     . purchase initial notes in the open market, in privately negotiated transactions or otherwise, to the extent permitted by applicable law.

   The terms of any of the purchases or offers described above could differ from the terms of the exchange offer.

Withdrawal of Tenders

   Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

   For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "Exchange Agent" and before acceptance of your tendered initial notes for exchange by us.

   Any notice of withdrawal must:

     . specify the name of the person having tendered the initial notes to be withdrawn;

     . identify the initial notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes;

     . be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these initial notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender; and

     .  state that you are withdrawing your tender of initial notes.

   We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

   You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under "--Procedures for Tendering Initial Notes" above at any time before the expiration date.

Conditions to the Exchange Offer

   With exceptions, we will not be required to accept initial notes for exchange, or issue exchange notes in exchange for any initial notes, and we may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the initial notes, if:

     . the exchange offer violates applicable law or any interpretation of the staff of the Securities and Exchange Commission;

     .  any required governmental approval has not been obtained; or

     . a court or any governmental authority has issued an injunction, order or decree that would prevent or impair our ability to proceed with the exchange offer.

   These conditions are for our sole benefit. We may assert any of these conditions regardless of the circumstances giving rise to any of them. We may also waive these conditions, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion, but within the limits of applicable law, that any of the foregoing events or conditions has occurred or exists or has not been satisfied. Our failure at any time to exercise any of rights will not be deemed a waiver of these rights and these rights will be deemed ongoing rights which we may assert at any time and from time to time.

   If we determine that we may terminate the exchange offer, as provided above, we may:

     . refuse to accept any initial notes and return any initial notes that have been tendered to their holders;

     . extend the exchange offer and retain all initial notes tendered before the expiration date, allowing, however, the holders of tendered initial notes to exercise their rights to withdraw their tendered initial notes; or

     . waive any termination event with respect to the exchange offer and accept all properly tendered initial notes that have not been withdrawn or otherwise amend the terms of the exchange offer in any respect as provided under "--Expiration Date; Extensions; Amendments; Termination."

   If we determine that we may terminate the exchange offer, we may be required to file a shelf registration statement with the Securities and Exchange Commission as described under "--Shelf Registration Statement." The exchange offer is not dependent upon any minimum principal amount of initial notes being tendered for exchange.

Accounting Treatment

   We will record the exchange notes at the same carrying value as the initial notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

Exchange Agent

   We have appointed as exchange agent for the exchange offer. You should direct all questions and requests for assistance or additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

          First Union National Bank
          First Union Customer Information Center
          Corporate Trust Operations - NC1153
          1525 West W.T. Harris Boulevard - 3C3
          Charlotte, NC 28288
          Attention:  Marsha Rice

Fees and Expenses

   We will bear the expenses of soliciting tenders under the exchange offer. The principal solicitation for tenders under the exchange offer is being made by mail; however, our officers and other employees may make additional solicitations by telegraph, telephone, telecopy or in person.

   We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes, and in handling or forwarding tenders for exchange.

   We will pay the expenses incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

   We will generally pay all transfer taxes, if any, applicable to the exchange of initial notes under the exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other person, if:

     . certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the initial notes tendered; or

     . tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal; or

     . a transfer tax is imposed for any reason other than the exchange of initial notes under the exchange offer.

   If satisfactory evidence of payment of these taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

Your Failure to Participate in the Exchange Offer Will Have Adverse
Consequences

   If you do not properly tender your initial notes in the exchange offer, your initial notes will remain outstanding and continue to accrue interest. However, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not governed by, the Securities Act. In addition, you will no longer be able to obligate us to register the initial notes under the Securities Act, except in the limited circumstances provided under our registration rights agreement. To the extent the initial notes are tendered and accepted in the exchange offer, the trading market, if any, for the initial notes would be adversely affected. You should refer to "Risk Factors--Your failure to participate in the exchange offer will have adverse consequences."

                   UNITED STATES FEDERAL TAX CONSIDERATIONS

   In the opinion of Sonnenschein Nath & Rosenthal, the following general discussion summarizes the material U.S. federal tax aspects of the exchange offer. This discussion is a summary for general information only and does not consider all aspects of U.S. federal tax that may be relevant to the purchase, ownership and disposition of exchange notes by a prospective investor in light of such investor's personal circumstances. This discussion also does not address the U.S. federal tax consequences of ownership of notes not held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), or the U.S. federal tax consequences to investors subject to special treatment under the U.S. federal income tax laws, such as dealers in securities of foreign currency, tax-exempt entities, banks, thrifts, insurance companies, persons that hold the notes as part of a "straddle," a "hedge" against currency risk or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar, and investors in pass-through entities. In addition, except as otherwise provided, this discussion addresses only certain U.S. federal income tax consequences and does not describe U.S. federal estate or gift tax consequences or the tax consequences arising out of the tax laws of any state, local, or foreign jurisdiction.

   A U.S. Holder is a beneficial owner of a note that is (1) a citizen or resident of the U.S.; (2) a corporation or partnership created or organized in or under the laws of the U.S. or any political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust which is either subject to the supervision of a court within the U.S. and the control of one or more U.S. persons, or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A Foreign Holder is a beneficial owner of a note that is not a U.S. Holder.

   This discussion is based upon the Code, existing and proposed Treasury regulations thereunder, Internal Revenue Service ("IRS") rulings and pronouncements and judicial decisions now in effect, all of which are subject to change (possibly on a retroactive basis). We have not and will not seek any opinions of counsel or rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership, or disposition of the notes which are different from those discussed herein.

   Investors in notes should consult their own tax advisors concerning the application of U.S. federal income tax laws, as well as the laws of any state, local, or foreign taxing jurisdiction, in light of their particular situations.

Exchange of Notes

   The exchange of notes pursuant to the exchange offer will not be treated as a taxable sale, exchange or other disposition of the corresponding initial notes because the terms of the exchange notes are not materially different from the terms of the initial notes. Accordingly:

     . a holder will not recognize gain or loss upon receipt of an exchange note;

     . the holding period of an exchange note will include the holding period of the initial note exchanged therefor; and

     . the adjusted tax basis of an exchange note will be the same as the adjusted tax basis of the initial note exchanged.

   The filing of a shelf registration statement will not result in a taxable exchange to us or to any holder of a note.

U.S. Federal Income Taxation of U.S. Holders

   Payments of Interest

   A U.S. Holder of an exchange note generally will be required to report as ordinary income for U.S. federal income tax purposes interest received or accrued on the exchange note in accordance with the U.S. Holder's method of accounting.

   Bond Premium and Market Discount

   A U.S. Holder who purchases an exchange note for an amount in excess of its stated principal amount will be considered to have purchased the exchange note at a premium equal to the amount of such excess. A U.S. Holder generally may elect to amortize the premium on the constant yield method. The amount amortized in any year under such method will be treated as a reduction of the holder's interest income from the exchange note during such year and will reduce the holder's adjusted tax basis in the exchange note by such amount. A holder of an exchange note that does not make the election to amortize the premium will not reduce its tax basis in the exchange note, and thus effectively will realize a smaller gain, or a larger loss, on a taxable disposition of the exchange note than it would have realized had the election been made. The election to amortize the premium on a constant yield method, once made, applies to all debt obligations held or acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

   If a U.S. Holder purchases an exchange note for an amount that is less than its stated principal amount, the amount of the difference will be treated as "market discount" for federal income tax purposes unless such difference is less than a specified de minimis amount. Under the de minimis exception, an exchange note is considered to have no market discount if the excess of the stated redemption price at maturity of the exchange note over the holder's tax basis in such note immediately after its acquisition is less than 0.25% of the stated redemption price at maturity of the exchange note multiplied by the number of complete years to the maturity date of the exchange note after the acquisition date.

   Under the market discount rules, a U.S. Holder is required to treat any principal payment on, or any gain from the sale, exchange, retirement or other disposition of an exchange note as ordinary income to the extent of the accrued market discount not previously included in income at the time of such payment or disposition. In addition, such a holder may be required to defer until maturity of the exchange note or its earlier disposition in a taxable transaction the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such exchange note.

   Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the exchange note, unless the U.S. Holder elects to accrue the market discount on a constant interest method. A U.S. Holder of an exchange note may elect to include market discount in income currently as it accrues (on either a ratable or constant interest method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligation acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

   Sale, Exchange, or Redemption of the Exchange Notes

   Upon the sale, exchange, retirement, or other disposition of an exchange note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the disposition and the U.S. Holder's adjusted tax basis in the exchange note. A U.S. Holder's adjusted tax basis in an exchange note generally will equal the cost of the exchange note (or the cost of the initial note exchanged for the exchange note) to the U.S. Holder, increased by any market discount previously included in income by such U.S. Holder and decreased by any amortized premium applied to reduce interest and by any principal payments on the exchange note. Such gain or loss will generally constitute capital gain or loss, except to the extent of any accrued market discount not previously included in income, which will be taxed as ordinary income. Amounts received attributable to accrued but unpaid interest will be treated as ordinary interest income.

U.S. Federal Income Taxation of Foreign Holders

   If the income or gain on the exchange notes is "effectively connected with the conduct of a trade or business within the U.S." of the Foreign Holder, such income or gain will be subject to tax essentially in the same manner as if the exchange notes were held by a U.S. Holder, as discussed above. In addition, a Foreign Holder that is a foreign corporation may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by it of a trade or business in the U.S. For this purpose, interest or gain on the sale or other disposition of the notes will be included in earnings and profits.

   If the income on the exchange note is not effectively connected with the conduct of a trade or business of a Foreign Holder in the U.S., the Foreign Holder will not be subject to U.S. tax, or to U.S. withholding tax on interest on an exchange note provided that the Foreign Holder (1) does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the U.S. Treasury Regulations; (2) is not a controlled foreign corporation that is related to us through stock ownership as provided in the Code and U.S. Treasury Regulations;
(3) is not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and (4) (a) provides its name and address on an IRS Form W-8BEN, and certifies, under penalty of perjury, that it is not a U.S. person or (b) a financial institution holding the notes on behalf of the Foreign Holder certifies to us, under penalty of perjury, that it has received an IRS Form W-8BEN from the beneficial owner and provides us with a copy.

   If the Foreign Holder cannot satisfy the requirements described above, a Foreign Holder will be subject to a 30% U.S. federal withholding tax on interest payments on the notes unless the Foreign Holder provides a properly executed (1) IRS Form W-8BEN claiming an exemption from, or reduction in, withholding under the benefit of a tax treaty or (2) IRS Form W-8ECI stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business of a Foreign Holder in the U.S.

   Any gain realized on the disposition of an exchange note generally will not be subject to U.S. federal income tax unless (1) that gain is effectively connected with the conduct of a trade or business in the U.S. by the Foreign Holder, or (2) the Foreign Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition, and certain other conditions are met.

U.S. Federal Estate Taxation of Foreign Holders

   An exchange note that is held by an individual who at the time of death is not a citizen or resident of the U.S. will not be subject to U.S. federal estate tax as a result of such individual's death, provided that, at the time of the individual's death, payments of interest with respect to such exchange note would have qualified for the portfolio interest exception.

Information Reporting and Backup Withholding

   U.S. Holders may be subject, under certain circumstances, to information reporting and "backup withholding" at a 31% rate with respect to cash payments in respect of principal, interest, and the gross proceeds from dispositions of the exchange notes. Backup withholding may apply if the U.S. Holder (1) fails to furnish its social security or other taxpayer identification number ("TIN") on an IRS Form W-9 within a reasonable time after a request therefor; (2) furnishes an incorrect TIN; (3) fails to report properly any interest or dividends; or (4) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit (and may entitle such holder to a refund) against such U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. U.S. Holders of the exchange notes should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

   Foreign Holders will generally not be subject to 31% backup withholding on payments made to a Foreign Holder provided that the Foreign Holder provides the requisite certification on IRS Form W-8BEN or otherwise establishes an exemption from backup withholding, although such payments may be subject to certain reporting requirements. Payments of the proceeds of a disposition of exchange notes by or through a U.S. office of a broker generally will be subject to 31% backup withholding and information reporting unless the Foreign Holder provides the requisite certification on IRS Form W-8BEN or otherwise establishes an exemption.

   The amount of any backup withholding imposed on a payment to a U.S. or Foreign Holder of an exchange note will be allowed as a credit against such holder's U.S. federal income tax liability, and such holder may be entitled to a refund, provided that the required information is furnished to the IRS. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

                             PLAN OF DISTRIBUTION

   A broker-dealer that is the holder of initial notes that were acquired for the account of such broker-dealer as a result of market-making or other trading activities, other than initial notes acquired directly from us or any of our affiliates, may exchange such initial notes for exchange notes pursuant to the exchange offer; provided, that each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of time not to exceed 180 days after the registration statement of which this prospectus forms a part is declared effective, we will make this prospectus, as it may be amended or supplemented from time to time, available to any broker-dealer for use in connection with any such resale. All dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

   We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other holder of exchange notes. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 180 days after consummation of the exchange offer or such time as any broker-dealer no longer owns any registrable securities, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to the exchange offer and to our performance of, or compliance with, the registration rights agreement, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

   The validity of the exchange notes offered by this prospectus will be passed upon for us by Sonnenschein Nath & Rosenthal, New York, New York. Robert L. Winikoff, one of our directors, is a partner of Sonnenschein Nath & Rosenthal.

                                    EXPERTS

   The consolidated financial statements of Young Broadcasting Inc. and subsidiaries appearing in the Annual Report on Form 10-K of Young Broadcasting for the years ended December 31, 1999 and 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated in this prospectus by reference. Such consolidated financial statements are incorporated in this prospectus by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The Securities and Exchange Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the sale of all of the securities that are part of this offering. The documents we are incorporating by reference are as follows:

     .  our Annual Report on Form 10-K for the year ended December 31, 2000;

     . the definitive proxy statement relating to our 2001 annual meeting of stockholders dated April 10, 2001; and

     . the description of our Class A common stock contained in our registration statement on Form 8-A, including any amendments or reports filed for the purpose of updating that description.

   Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superceded.

   You may request a copy of these filings at no cost by writing or telephoning our investor relations department at the following address and number:

          Young Broadcasting Inc.
          599 Lexington Avenue
          New York, New York 10022
          (212) 754-7070

                             AVAILABLE INFORMATION

   We have filed with the Securities and Exchange Commission a registration statement on Form S-4, including all amendments, exhibits, schedules and supplements, to register the exchange notes. Although this prospectus, which forms a part of the registration statement, contain all material information included in the registration statement, parts of the registration statement have been omitted as permitted by the rules of the Commission. For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any document we file with the Commission at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and at

500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. You can also review such material by accessing the Commission's Internet web site at http://www.sec.gov. This site contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

   We are currently subject to the periodic reporting and other informational requirements of the Securities Exchange Act. So long as we are subject to these periodic reporting requirements, we will continue to furnish the information required thereby to the Commission. We are required to file periodic reports with the Commission pursuant to the Securities Exchange Act during our current fiscal year and thereafter so long as the exchange notes are held by at least 300 registered holders. We do not anticipate that, for periods following December 31, 2001, the exchange notes will be held of record by more than 300 registered holders. Therefore, we do not expect to be required to comply with the periodic reporting requirements imposed under the Securities Exchange Act after that date. However, we have agreed that, whether or not we are required to do so by the rules and regulations of the Commission, for so long as any of the notes remain outstanding, we will furnish to the holders of the notes and file with the Commission, unless the Commission will not accept such a filing:

     . all quarterly and annual financial information that would be required to be contained in such a filing with the Commission on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, regarding a discussion of the annual information only, a report thereon by our certified independent public accountants; and

     . all reports that would be required to be filed with the Commission on Form 8-K if we were required to file such reports.

   In addition, for so long as any of the notes remain outstanding, we have agreed to make available to any prospective purchaser of the notes or beneficial owner of the notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

                            YOUNG BROADCASTING INC.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

   Section 145 also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees)actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

   Section 145 further provides that to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

   Section 10 of Young's Restated Certificate of Incorporation provides as follows:

        The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   Article V, Section 5 of Young's Second Amended and Restated By-Laws provides as follows:

        The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits

   Exhibit
    Number      Exhibit Description
   -------      ------------------
     2.1        Asset Purchase Agreement, dated as of November 15, 1999, between
                The Chronicle Publishing Company and Young Broadcasting Inc. (1)
     3.1        Restated Certificate of Incorporation of the Company and all
                amendments thereto (2)
     3.2        Second Amended and Restated By-laws of the Company (3)
     3.3        Certificate of Incorporation of Young Broadcasting of Lansing,
                Inc. (3)
     3.4        By-laws of Young Broadcasting of Lansing, Inc. (3)
     3.5        Certificate of Incorporation of Young Broadcasting of Albany,
                Inc. (3)
     3.6        By-laws of Young Broadcasting of Albany, Inc. (3)
     3.7        Certificate of Incorporation of Winnebago Television Corporation
                (3)
     3.8        By-laws of Winnebago Television Corporation (3)
     3.9        Certificate of Incorporation of Young Broadcasting of Nashville,
                Inc. (3)
    3.10        By-laws of Young Broadcasting of Nashville, Inc. (3)
    3.11        Certificate of Incorporation of Young Broadcasting of Louisiana,
                Inc. (3)
    3.12        By-laws of Young Broadcasting of Louisiana, Inc. (3)
    3.13        Certificate of Incorporation of Young Broadcasting of Knoxville,
                Inc. (3)
    3.14        By-laws of Young Broadcasting of Knoxville, Inc.  (3)
    3.15        Certificate of Incorporation of Young Broadcasting of Green Bay,
                Inc. (3)
    3.16        By-laws of Young Broadcasting of Green Bay, Inc. (3)
    3.17        Certificate of Incorporation of Young Broadcasting of Richmond,
                Inc. (3)
    3.18        By-laws of Young Broadcasting of Richmond, Inc. (3)
    3.19        General Partnership Agreement of WKRN, G.P.
    3.20        Certificate of Limited Partnership of KLFY, L.P. (3)
    3.21        Agreement of Limited Partnership of KLFY, L.P. (3)
    3.22        General Partnership Agreement of WATE, G.P.
    3.23        Certificate of Incorporation of YBK, Inc. (3)
    3.24        By-laws of YBK, Inc. (3)
    3.25        Certificate of Incorporation of Honey Bucket Films, Inc.
    3.26        By-laws of Honey Bucket Films, Inc.
    3.27        Certificate of Incorporation of LAT, Inc. (3)
    3.28        By-laws of LAT, Inc. (3)
    3.29        Certificate of Incorporation of YBT, Inc. (3)
    3.30        By-laws of YBT, Inc. (3)
    3.31        Certificate of Incorporation of Young Broadcasting of Davenport,
                Inc. (4)
    3.32        By-laws of Young Broadcasting of Davenport, Inc. (4)
    3.33        Certificate of Incorporation of Young Broadcasting of Sioux
                Falls, Inc. (5)
    3.34        By-laws of Young Broadcasting of Sioux Falls, Inc. (5)
    3.35        Certificate of Incorporation of Young Broadcasting of Rapid
                City, Inc. (5)
    3.36        By-laws of Young Broadcasting of Rapid City, Inc. (5)
    3.37        Certificate of Incorporation of Young Broadcasting of Los
                Angeles, Inc. (5)
    3.38        By-laws of Young Broadcasting of Los Angeles, Inc. (5)
    3.39        Certificate of Incorporation of Fidelity Television, Inc. (5)
    3.40        By-laws of Fidelity Television, Inc. (5)
    3.41        Certificate of Incorporation of Young Broadcasting of San
                Francisco, Inc.
    3.42        By-laws of Young Broadcasting of San Francisco, Inc.
    3.43        Certificate of Incorporation of Adam Young Inc.
    3.44        By-laws of Adam Young Inc.

   Exhibit
    Number      Exhibit Description
   -------      ------------------
     5.1        Opinion of Sonnenschein Nath & Rosenthal regarding the validity of the Series B Notes, including consent*
     8.1        Opinion of Sonnenschein Nath & Rosenthal regarding certain federal income tax matters, including consent*
     9.1(a)     Voting Trust Agreement, dated July 1, 1991, between Adam Young, and Vincent Young and Richard Young as trustees (3)
     9.1(b)     Amendment No. 1, dated as of July 22, 1994, to Voting Trust
                Agreement (3)
     9.1(c)     Amendment No. 2, dated as of April 12, 1995, to Voting Trust
                Agreement (4)
     9.1(d)     Amendment No. 3, dated as of July 5, 1995, to Voting Trust
                Agreement (4)
     9.1(e)     Amendment No. 4, dated as of September 11, 1996, to Voting Trust
                Agreement (7)
     9.1(f)     Amendment No. 5, dated as of January 21, 1997, to Voting Trust
                Agreement (7)
     9.1(g)     Amendment No. 6 dated as of May 20, 1997, to Voting Trust
                Agreement (2)
     9.2        Voting Trust Agreement, dated October 1, 1996, between Adam
                Young, and Vincent Young as trustee (7)
    10.1        Employment Agreement, dated as of August 1, 1998, between the
                Company and Vincent Young (2)
    10.2        Employment Agreement, dated as of August 1, 1998, between the
                Company and Ronald J. Kwasnick (2)
    10.3        Employment Agreement, dated as of August 1, 1998, between the
                Company and James A. Morgan (2)
    10.4        Employment Agreement, dated as of August 1, 1998, between the
                Company and Deborah A. McDermott (2)
    10.5        Affiliation Agreements, each dated October 10, 1994, between
                Young Broadcasting of Albany, Inc. and ABC (for WTEN and WCDC)
                (3)
    10.6        Affiliation Agreement, dated October 10, 1994, between WKRN,
                L.P. and ABC (3)
    10.7        Affiliation Agreement, dated September 19, 1994, between KLFY,
                L.P. and CBS (3)
    10.8        Affiliation Agreements, dated September 21, 1995, between
                Winnebago Television Corporation and ABC (4)
    10.9        Affiliation Agreement, dated September 19, 1994, between Young
                Broadcasting of Lansing, Inc. and CBS (3)
    10.10       Affiliation Agreement, dated October 10, 1994, between Young
                Broadcasting of Richmond, Inc. and ABC (3)
    10.11       Affiliation Agreement, dated October 10, 1994, between WATE,
                L.P. and ABC (3)
    10.12       Affiliation Agreement, dated October 10, 1994, between Young
                Broadcasting of Green Bay, Inc. and ABC (3)
    10.13       Affiliation Agreement, dated February 3, 1995, between Broad
                Street Television, L.P. and NBC (2)
    10.14       Affiliation Agreement, dated April 3, 1996, between Young
                Broadcasting of Sioux Falls, Inc. and CBS (KELO); Affiliation
                Agreements (satellite), each dated April 3, 1996, between Young
                Broadcasting of Sioux Falls, Inc. and CBS (KPLO and KDLO); and
                Affiliation Agreement, dated April 3, 1996, between Young
                Broadcasting of Rapid City, Inc. and CBS (KCLO) (8)
    10.15       Affiliation Agreement, dated December 6, 1994, between NBC and
                The Chronicle Publishing Company (2)
    10.16(a)    Lease, dated March 29, 1990, between Lexreal Associates, as
                Landlord, and the Company (3)
    10.16(b)    First Amendment to Lease, dated January 14, 1997 (7)
    10.16(c)    Second Amendment to Lease, dated May 25, 1999 (2)
    10.16(d)    Third Amendment to Lease, dated January 14, 2000 (2)
    10.16(e)    Partial Lease Surrender and Termination Agreement and Fourth
                Amendment of Lease, dated July 26, 2000 (2)
    10.17       Credit Agreement, dated as of June 26, 2000, among the Company, the Banks listed on the signature pages thereof, Bankers Trust
                Company (as Administrative Agent) and First Union National Bank and CIBC World Markets Corp. (as Syndication Agents) (2)

   Exhibit
    Number      Exhibit Description
   -------      ------------------
    10.18       Second Amended and Restated Credit Agreement, dated as of June
                26, 2000, among the Company, the Banks listed on the signature pages thereof, Bankers Trust Company (as Administrative Agent and Issuing Bank) and First Union National Bank and CIBC World
                Markets Corp. (as Syndication Agents) (2)
    10.19       Amended and Restated Young Broadcasting Inc. 1995 Stock Option
                Plan (2)
    10.20       Indenture, dated January 1, 1996, among the Company, the
                Subsidiary Guarantors and State Street Bank and Trust Company,
                as Trustee, relating to the January 1996 Notes (7)
    10.21       Indenture, dated June 15, 1997, among the Company, the
                Subsidiary Guarantors and First Union National Bank, as Trustee,
                relating to the June 1997 Notes (6)
    10.22       Indenture, dated March 1, 2001, among the Company, the
                Subsidiary Guarantors and First Union National Bank, as Trustee,
                relating to the March 2001 Notes (2)
    10.23       ISDA Master Agreement, dated June 6, 2000, between Canadian
                Imperial Bank of Commerce and the Company relating to the June
                6, 2000 interest rate swap agreement (2)
    10.24       Confirmation dated June 9, 2000, between Deutsche Bank AG and the Company relating to the June 6, 2000 interest rate swap agreement (2)
    10.25       Confirmation dated July 3, 2000, between Deutsche Bank AG and the Company relating to the July 3, 2000 interest rate swap agreement (2)
    11.1        Statement re computation of per share earnings (2)
    12.1        Statements of earnings to fixed charges
    21.1        Subsidiaries of the Company (2)
    23.1        Consent of Ernst & Young LLP
    23.2        Consent of Sonnenschein Nath & Rosenthal (included in Exhibits
                5.1 and 8.1)*
    24.1        Powers of Attorney (included as part of signature pages)
    25.1        Statement of Eligibility on Form T-1 of Trustee
    99.1        Form of Letter of Transmittal with respect to the exchange offer
    99.2        Form of Notice of Guaranteed Delivery
    99.3        Form of Instructions to Registered Holder and/or Book-Entry
                Transfer Facility Participant From Beneficial Owner
____________
 *  To be filed by amendment to this Registration Statement.
(1) Filed as an Exhibit to the Company's Registration Statement on Form S-4, Registration No. 333-31156, under the Securities Act of 1933 and incorporated herein by reference.
(2) Filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and incorporated herein by reference.
(3) Filed as an Exhibit to the Company's Registration Statement on Form S-1, Registration No. 33-83336, under the Securities Act of 1933 and incorporated herein by reference.
(4) Filed as an Exhibit to the Company's Registration Statement on Form S-4, Registration No. 33-94192, under the Securities Act of 1933 and incorporated herein by reference.
(5) Filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference.
(6) Filed as an Exhibit to the Company's Registration Statement on Form S-4, Registration No. 333-31429, under the Securities Act of 1933 and incorporated herein by reference.
(7) Filed as an Exhibit to the Company's Annual Report Form 10-K for the fiscal year ended December 31, 1996 under the Securities Exchange Act of 1934 and incorporated herein by reference.
(8) Filed as an Exhibit to the Company's Registration Statement on Form S-3, Registration No. 333-06241, under the Securities Act of 1933 and incorporated herein by reference.
(9) Filed as an Exhibit to the Company's Registration Statement on Form S-4, Registration No. 333-2466, under the Securities Act of 1933 and incorporated herein by reference.

Item 22.  Undertakings

   The Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

   The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

   The Registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

   (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

   (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                              Young Broadcasting Inc.


                              By: /s/  Vincent J. Young
                                  ---------------------
                                 Vincent J. Young, Chairman

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                               POWER OF ATTORNEY

   Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                   SIGNATURES                                     TITLE                                  DATE
         /s/  Vincent J. Young                        Chairman and Director                         April 30, 2001
--------------------------------------                (principal executive officer)
             Vincent J. Young

         /s/  Adam Young                              Treasurer and Director                        April 30, 2001
--------------------------------------
            Adam Young

          /s/  James A. Morgan                         Executive Vice President, Chief              April 30, 2001
--------------------------------------                  Financial Officer (principal
           James A. Morgan                             financial officer and principal
                                                       accounting officer) and Director

      /s/  Ronald J. Kwasnick                          President and Director                       April 30, 2001
--------------------------------------
         Ronald J. Kwasnick

       /s/  Bernard F. Curry                           Director                                     April 30, 2001
--------------------------------------
         Bernard F. Curry

                   SIGNATURES                                     TITLE                                  DATE
     /s/  Alfred J. Hickey, Jr.                        Director                                     April 30, 2001
--------------------------------------
        Alfred J. Hickey, Jr.

        /s/  Leif Lomo                                 Director                                     April 30, 2001
--------------------------------------
         Leif Lomo

    /s/  Robert L. Winikoff                            Director                                     April 30, 2001
--------------------------------------
        Robert L. Winikoff

        /s/  David C. Lee                              Director                                     April 30, 2001
--------------------------------------
         David C. Lee

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                              Young Broadcasting of Lansing, Inc.


                              By:  /s/  Vincent J. Young
                                 -----------------------------
                                 Vincent J. Young, Chairman

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

   Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                                  DATE
         /s/  Vincent J. Young                        Chairman and Director                         April 30, 2001
--------------------------------------                 (principal executive officer)
             Vincent J. Young

         /s/  Adam Young                                  Treasurer and Director                    April 30, 2001
--------------------------------------
            Adam Young

          /s/  James A. Morgan                         Executive Vice President                     April 30, 2001
--------------------------------------                  (principal financial officer and
           James A. Morgan                              principal accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                              Young Broadcasting of Albany, Inc.


                              By:  /s/  Vincent J. Young
                                 ----------------------------
                                 Vincent J. Young, Chairman

   pursuant to the requirements of the securities act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

   know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                   SIGNATURES                                     TITLE                             DATE
          /s/  Vincent J. Young                      Chairman and Director (principal           April 30, 2001
--------------------------------------------           executive officer)
           Vincent J. Young

           /s/  Adam Young                           Treasurer and Director                     April 30, 2001
--------------------------------------------
              Adam Young

            /s/  James A. Morgan                     Executive Vice President                   April 30, 2001
--------------------------------------------           (principal financial officer and
           James A. Morgan                              principal accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                              Winnebago Television Corporation


                              By:  /s/  Vincent J. Young
                                  ------------------------------
                                  Vincent J. Young, Chairman

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

   Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
          /s/  Vincent J. Young                      Chairman and Director (principal           April 30, 2001
--------------------------------------------           executive officer)
           Vincent J. Young

           /s/  Adam Young                           Treasurer and Director                     April 30, 2001
--------------------------------------------
              Adam Young

            /s/  James A. Morgan                     Executive Vice President                   April 30, 2001
--------------------------------------------           (principal financial officer and
           James A. Morgan                              principal accounting officer)

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                              Young Broadcasting of Nashville, Inc.


                              By:  /s/  Vincent J. Young
                                 ------------------------------
                                 Vincent J. Young, Chairman

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

   Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
          /s/  Vincent J. Young                      Chairman and Director (principal           April 30, 2001
--------------------------------------------           executive officer)
           Vincent J. Young

           /s/  Adam Young                           Treasurer and Director                     April 30, 2001
--------------------------------------------
              Adam Young

            /s/  James A. Morgan                     Executive Vice President                   April 30, 2001
--------------------------------------------           (principal financial officer and
           James A. Morgan                              principal accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                              Young Broadcasting of Louisiana, Inc.


                              By:  /s/  Vincent J. Young
                                 --------------------------------
                                 Vincent J. Young, Chairman

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

   Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
          /s/  Vincent J. Young                      Chairman and Director (principal           April 30, 2001
--------------------------------------------           executive officer)
           Vincent J. Young

           /s/  Adam Young                           Treasurer and Director                     April 30, 2001
--------------------------------------------
              Adam Young

            /s/  James A. Morgan                     Executive Vice President                   April 30, 2001
--------------------------------------------           (principal financial officer and
           James A. Morgan                              principal accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                              Young Broadcasting of Knoxville, Inc.


                              By:  /s/  Vincent J. Young
                                 ---------------------------------
                                 Vincent J. Young, Chairman

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

   Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
          /s/  Vincent J. Young                      Chairman and Director (principal           April 30, 2001
--------------------------------------------           executive officer)
           Vincent J. Young

           /s/  Adam Young                           Treasurer and Director                     April 30, 2001
--------------------------------------------
              Adam Young

            /s/  James A. Morgan                     Executive Vice President                   April 30, 2001
--------------------------------------------           (principal financial officer and
           James A. Morgan                              principal accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                              Young Broadcasting of Green Bay, Inc.


                              By:  /s/  Vincent J. Young
                                   ---------------------
                                 Vincent J. Young, Chairman

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

   Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
          /s/  Vincent J. Young                      Chairman and Director (principal           April 30, 2001
--------------------------------------------           executive officer)
           Vincent J. Young

           /s/  Adam Young                           Treasurer and Director                     April 30, 2001
--------------------------------------------
              Adam Young

            /s/  James A. Morgan                     Executive Vice President                   April 30, 2001
--------------------------------------------           (principal financial officer and
           James A. Morgan                              principal accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                              Young Broadcasting of Richmond, Inc.


                              By:  /s/  Vincent J. Young
                                  --------------------------------
                                   Vincent J. Young, Chairman

   Pursuant to the requirements of the securities act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

   Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
          /s/  Vincent J. Young                      Chairman and Director (principal           April 30, 2001
--------------------------------------------           executive officer)
           Vincent J. Young

           /s/  Adam Young                           Treasurer and Director                     April 30, 2001
--------------------------------------------
              Adam Young

            /s/  James A. Morgan                     Executive Vice President                   April 30, 2001
--------------------------------------------           (principal financial officer and
           James A. Morgan                              principal accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                              WKRN, G.P.

                              By:  Young Broadcasting of Nashville, Inc.,
                                      its managing partner


                              By:  /s/  Vincent J. Young
                                 -----------------------------
                                  Vincent J. Young, Chairman

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

   Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
          /s/  Vincent J. Young                      Chairman and Director (principal           April 30, 2001
--------------------------------------------           executive officer)
           Vincent J. Young

           /s/  Adam Young                           Treasurer and Director                     April 30, 2001
--------------------------------------------
              Adam Young

            /s/  James A. Morgan                     Executive Vice President                   April 30, 2001
--------------------------------------------           (principal financial officer and
           James A. Morgan                              principal accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                              KLFY, L.P.

                              By:  Young Broadcasting of Louisiana, Inc.,
                                      its general partner


                              By:  /s/  Vincent J. Young
                                  ----------------------------
                                   Vincent J. Young, Chairman

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

   Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
          /s/  Vincent J. Young                      Chairman and Director (principal           April 30, 2001
--------------------------------------------           executive officer)
           Vincent J. Young

           /s/  Adam Young                           Treasurer and Director                     April 30, 2001
--------------------------------------------
              Adam Young

            /s/  James A. Morgan                     Executive Vice President                   April 30, 2001
--------------------------------------------           (principal financial officer and
           James A. Morgan                              principal accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                              WATE, G.P.

                              By:  Young Broadcasting of Knoxville, Inc.,
                                      its managing partner


                              By:  /s/  Vincent J. Young
                                  ----------------------------
                                  Vincent J. Young, Chairman

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

   Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
          /s/  Vincent J. Young                      Chairman and Director (principal           April 30, 2001
--------------------------------------------           executive officer)
           Vincent J. Young

           /s/  Adam Young                           Treasurer and Director                     April 30, 2001
--------------------------------------------
              Adam Young

            /s/  James A. Morgan                     Executive Vice President                   April 30, 2001
--------------------------------------------           (principal financial officer and
           James A. Morgan                              principal accounting officer)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                              YBK, Inc.


                              By:  /s/  Vincent J. Young
                                  ------------------------------
                                  Vincent J. Young, Chairman

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

   Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                   SIGNATURES                                     TITLE                             DATE
          /s/  Vincent J. Young                      Chairman and Director (principal           April 30, 2001
--------------------------------------------           executive officer)
           Vincent J. Young

           /s/  Adam Young                           Treasurer and Director                     April 30, 2001
--------------------------------------------
              Adam Young

            /s/  James A. Morgan                     Executive Vice President                   April 30, 2001
--------------------------------------------           (principal financial officer and
           James A. Morgan                              principal accounting officer)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                              Honey Bucket Films, Inc.


                              By: /s/  Vincent J. Young
                                  ----------------------------
                                  Vincent J. Young, Chairman

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

     Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
             /s/ Vincent J. Young                   Chairman and Director (principal
----------------------------------------------        executive officer)                      April 30, 2001
               Vincent J. Young


                /s/ Adam Young                      Treasurer and Director                    April 30, 2001
----------------------------------------------
                  Adam Young


             /s/ James A. Morgan                    Executive Vice President                  April 30, 2001
----------------------------------------------        (principal financial officer and
               James A. Morgan                        principal accounting officer)


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                              LAT, Inc.


                              By: /s/  Vincent J. Young
                                  -------------------------------
                                  Vincent J. Young, Chairman

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

     Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
             /s/ Vincent J. Young                   Chairman and Director (principal
----------------------------------------------        executive officer)                      April 30, 2001
               Vincent J. Young


                /s/ Adam Young                      Treasurer and Director                    April 30, 2001
----------------------------------------------
                  Adam Young


             /s/ James A. Morgan                    Executive Vice President                  April 30, 2001
----------------------------------------------        (principal financial officer and
               James A. Morgan                        principal accounting officer)


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                                   YBT, Inc.


                                   By: /s/  Vincent J. Young
                                       ---------------------------------
                                       Vincent J. Young, Chairman

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

     Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
             /s/ Vincent J. Young                   Chairman and Director (principal
----------------------------------------------        executive officer)                      April 30, 2001
               Vincent J. Young


                /s/ Adam Young                      Treasurer and Director                    April 30, 2001
----------------------------------------------
                  Adam Young


             /s/ James A. Morgan                    Executive Vice President                  April 30, 2001
----------------------------------------------        (principal financial officer and
               James A. Morgan                        principal accounting officer)


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                                   Young Broadcasting of Davenport, Inc.


                                   By: /s/ Vincent J. Young
                                       --------------------------------
                                       Vincent J. Young, Chairman

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

     Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
             /s/ Vincent J. Young                   Chairman and Director (principal
----------------------------------------------        executive officer)                      April 30, 2001
               Vincent J. Young


                /s/ Adam Young                      Treasurer and Director                    April 30, 2001
----------------------------------------------
                  Adam Young


             /s/ James A. Morgan                    Executive Vice President                  April 30, 2001
----------------------------------------------        (principal financial officer and
               James A. Morgan                        principal accounting officer)


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                                   Young Broadcasting of Sioux Falls, Inc.


                                   By: /s/ Vincent J. Young
                                       ------------------------------
                                       Vincent J. Young, Chairman

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

     Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
             /s/ Vincent J. Young                   Chairman and Director (principal
----------------------------------------------        executive officer)                      April 30, 2001
               Vincent J. Young


                /s/ Adam Young                      Treasurer and Director                    April 30, 2001
----------------------------------------------
                  Adam Young


             /s/ James A. Morgan                    Executive Vice President                  April 30, 2001
----------------------------------------------        (principal financial officer and
               James A. Morgan                        principal accounting officer)


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                                   Young Broadcasting of Rapid City, Inc.


                                   By: /s/ Vincent J. Young
                                       ------------------------------
                                       Vincent J. Young, Chairman

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                               POWER OF ATTORNEY

     Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
             /s/ Vincent J. Young                   Chairman and Director (principal
----------------------------------------------        executive officer)                      April 30, 2001
               Vincent J. Young


                /s/ Adam Young                      Treasurer and Director                    April 30, 2001
----------------------------------------------
                  Adam Young


             /s/ James A. Morgan                    Executive Vice President                  April 30, 2001
----------------------------------------------        (principal financial officer and
               James A. Morgan                        principal accounting officer)


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                                   Young Broadcasting of Los Angeles, Inc.


                                   By:  /s/ Vincent J. Young
                                        ----------------------------------
                                        Vincent J. Young, Chairman

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

   Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
             /s/ Vincent J. Young                   Chairman and Director (principal
----------------------------------------------        executive officer)                      April 30, 2001
               Vincent J. Young


                /s/ Adam Young                      Treasurer and Director                    April 30, 2001
----------------------------------------------
                  Adam Young


             /s/ James A. Morgan                    Executive Vice President                  April 30, 2001
----------------------------------------------        (principal financial officer and
               James A. Morgan                        principal accounting officer)


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                                   Fidelity Television, Inc.


                                   By: /s/ Vincent J. Young
                                       -----------------------------
                                       Vincent J. Young, Chairman

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

     Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
             /s/ Vincent J. Young                   Chairman and Director (principal
----------------------------------------------        executive officer)                      April 30, 2001
               Vincent J. Young


                /s/ Adam Young                      Treasurer and Director                    April 30, 2001
----------------------------------------------
                  Adam Young


             /s/ James A. Morgan                    Executive Vice President                  April 30, 2001
----------------------------------------------        (principal financial officer and
               James A. Morgan                        principal accounting officer)


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                                   Young Broadcasting of San Francisco, Inc.


                                   By: /s/ Vincent J. Young
                                       --------------------------------
                                       Vincent J. Young, Chairman

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

     Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                   SIGNATURES                                     TITLE                             DATE
             /s/ Vincent J. Young                   Chairman and Director (principal
----------------------------------------------        executive officer)                      April 30, 2001
               Vincent J. Young


                /s/ Adam Young                      Treasurer and Director                    April 30, 2001
----------------------------------------------
                  Adam Young


             /s/ James A. Morgan                    Executive Vice President                  April 30, 2001
----------------------------------------------        (principal financial officer and
               James A. Morgan                        principal accounting officer)


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on April 30, 2001.

                                   Adam Young Inc.


                                   By: /s/ Vincent J. Young
                                       -------------------------------
                                       Vincent J. Young, Chairman

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                               POWER OF ATTORNEY

     Know all persons by these presents that each person whose signature appears below constitutes and appoints Vincent J. Young, James A. Morgan and Stephen J. Baker as such person's true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES                                                        TITLE                             DATE
/s/ Vincent J. Young                                Chairman and Director (principal
----------------------------------------------        executive officer)                      April 30, 2001
Vincent J. Young


/s/ Adam Young                                      Treasurer and Director                    April 30, 2001
----------------------------------------------
Adam Young


/s/ James A. Morgan                                 Executive Vice President                  April 30, 2001
----------------------------------------------        (principal financial officer and
James A. Morgan                                       principal accounting officer)
